SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission
☒	Definitive Proxy Statement only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

THE KNOT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

April 29, 2011

To the Stockholders of The Knot, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of The Knot, Inc., to be held at the offices of Orrick, Herrington & Sutcliffe LLP, located at 51 West 52nd Street, New York, New York 10019, on Wednesday, June 15, 2011 at 9:00 a.m.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement, which you are urged to read carefully.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet; if you receive your proxy materials by U.S. mail, by mailing a proxy card; by telephone; or in person at the Annual Meeting. Please review the instructions on the Notice Regarding the Availability of Proxy Materials or on the proxy card regarding your voting options.

We look forward to seeing you at the Annual Meeting.

Sincerely,

David Liu
Chief Executive Officer and Chairman of the Board

YOUR VOTE IS IMPORTANT
In order to ensure your representation at the Annual Meeting, whether or not you plan to attend the Annual Meeting, please vote your shares as promptly as possible over the Internet at www.proxyvote.com by following the instructions on your Notice Regarding the Availability of Proxy Materials or, if you receive your proxy materials by U.S. mail, by following the instructions on your proxy card. Your participation will help to ensure the presence of a quorum at the meeting and save The Knot the extra expense associated with additional solicitation. Voting your shares over the Internet or otherwise will not prevent you from attending the Annual Meeting, revoking your proxy, and voting your stock in person.

THE KNOT, INC.
462 Broadway, 6th Floor
New York, New York 10013

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 15, 2011

TO THE STOCKHOLDERS OF THE KNOT, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Knot, Inc. (“The Knot” or the “Company”) will be held at the offices of Orrick, Herrington & Sutcliffe LLP, located at 51 West 52nd Street, New York, New York 10019, on Wednesday, June 15, 2011 at 9:00 a.m. (the “Annual Meeting”) to consider and vote upon the following matters, which are more fully described in the accompanying Proxy Statement:

(1)	Election as director of the one nominee named in the attached proxy statement to the class of directors whose terms expire in 2014.
(2)	Adoption of the Company’s 2011 Long-Term Incentive Plan with respect to covered employees and executive officers.
(3)	Adoption of an amendment to the Company’s Amended and Restated Certificate of Incorporation changing the Company’s name to XO Group Inc.
(4)	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.
(5)	Advisory vote on executive compensation.
(6)	Advisory vote on the frequency of future advisory votes on executive compensation.
(7)	Transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders of record at the close of business on April 18, 2011 (the “Record Date”) will be entitled to vote at the Annual Meeting and at any adjournment or postponement thereof. The stock transfer books of The Knot will remain open between June 5, 2011 and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and, while the stock transfer books remain open prior thereto, at our offices during regular business hours.

By Order of the Board of Directors

Jeremy Lechtzin
Senior Vice President, General Counsel and Secretary

April 29, 2011

INTERNET AVAILABILITY
We are taking advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders through the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about April 29, 2011, we intend to mail a Notice Regarding the Availability of Proxy Materials (the “Notice”) to stockholders of record on the Record Date. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. Instead, the Notice instructs you on how to access and review all of the important information contained in this Proxy Statement and in our 2010 Annual Report on Form 10-K (which we posted online on the same date), as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you may request a printed copy of the proxy materials by following the instructions on the Notice.

THE KNOT, INC.

462 Broadway, 6th Floor
New York, New York 10013

PROXY STATEMENT

General

This Proxy Statement is furnished to the holders of common stock, par value $0.01 per share (the “Common Stock”), of The Knot, Inc., a Delaware corporation (“The Knot” or the “Company”), in connection with the solicitation by the Board of Directors (the “Board”) of The Knot for use at the annual meeting of stockholders and at any adjournment or postponement of the annual meeting (the “Annual Meeting”). The Annual Meeting will be held at the offices of Orrick, Herrington & Sutcliffe LLP, located at 51 West 52nd Street, New York, New York 10019 on Wednesday, June 15, 2011 at 9:00 a.m. All stockholders of record on April 18, 2011 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. We intend to mail this Proxy Statement and the accompanying proxy (the “Proxy”) to our stockholders on or about April 29, 2011.

The mailing address of our principal executive office is 462 Broadway, 6th Floor, New York, New York 10013.

Purpose of Meeting

The specific proposals to be considered and acted upon at the Annual Meeting are listed in the accompanying Notice of Annual Meeting of Stockholders. Each of these proposals is described in more detail in this Proxy Statement. The table below summarizes each matter specified in the Notice of Annual Meeting of Stockholders, and the required vote and recommendation of the Board of Directors as to each such matter. The required vote and the circumstances under which a Proxy will be voted according to the recommendation of the Board of Directors are described in more detail following the table.

Matter	Description	Required Vote	Board Recommendation
Proposal 1	Election as director of the one nominee named in this Proxy Statement	Plurality of shares voted	FOR
Proposal 2	Adoption of the Company’s 2011 Long-Term Incentive Plan with respect to covered employees and executive officers	Affirmative vote of majority of shares present and entitled to vote	FOR
Proposal 3	Adoption of an amendment to the Company’s Amended and Restated Certificate of Incorporation changing the Company’s name to XO Group Inc.	Affirmative vote of majority of shares issued and outstanding	FOR
Proposal 4	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011	Affirmative vote of majority of shares present and entitled to vote	FOR

Matter	Description	Required Vote	Board Recommendation
Proposal 5	Advisory vote on executive compensation	Affirmative vote of majority of shares present and entitled to vote	FOR
Proposal 6	Advisory vote on the frequency of future advisory votes on executive compensation	Affirmative vote of majority of shares present and entitled to vote (see further explanation below)	EVERY THREE YEARS

Voting

On April 18, 2011, the Record Date, there were 31,600,455 shares of Common Stock outstanding held by stockholders of record (excluding shares held in treasury, which are disregarded for purposes of voting). A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and, while the stock transfer books remain open prior thereto, during regular business hours at our principal executive office at the address specified above. You are entitled to one vote for each share of Common Stock you held on April 18, 2011.

There are four ways a stockholder of record can vote:

•	By Internet: You vote over the Internet at www.proxyvote.com by following the instructions provided in the Notice Regarding the Availability of Proxy Materials (the “Notice”) or, if you receive your proxy materials by U.S. mail, by following the instructions on the proxy card.
•	By Telephone: If you receive your proxy materials by U.S. mail, you may vote by telephone by following the instructions on your proxy card.
•	By Mail: If you receive your proxy materials via the U.S. mail, you may complete, sign and return the accompanying proxy card in the postage-paid envelope provided.
•	In Person: If you are a stockholder as of the record date, you may vote in person at the Annual Meeting. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person.

Quorum

The holders of a majority of the shares of the Common Stock issued and outstanding on the Record Date and entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present at the Annual Meeting. “Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted because instructions have not been received from the beneficial owner with respect to a particular matter for which the broker or nominee does not have discretionary power to vote.

Required Vote

If a quorum is present, the required vote for each item of business at the Annual Meeting is as follows:

•	Under Proposal 1, the nominee who receives a plurality of votes cast (in person or by proxy) will be elected as director. Neither abstentions nor broker non-votes will have any effect on the outcome of voting with respect to the election of the director. If you own shares through a broker, you must give the broker instructions to vote your shares in the election of directors. Otherwise, your shares will not be voted.

•	Proposals 2, 4 and 5 shall be approved by the affirmative vote of a majority of the shares of the Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon.
•	Proposal 3 shall be approved by the affirmative vote of a majority of the shares of the Common Stock issued and outstanding on the Record Date.
•	Under Proposal 6, the frequency of future advisory votes on executive compensation – every year, every two years or every three years – shall be approved by a majority of the votes cast unless none of the three frequency choices receives a majority, in which case the choice that receives a plurality of votes cast will be considered approved. Broker non-votes will not have any effect on the outcome of voting with respect to the outcome of Proposal 6.

In no case may stockholders cumulate votes for the election of directors. In addition, under the General Corporation Law of the State of Delaware, stockholders are not entitled to dissenter’s rights with respect to any matter to be considered and voted on at the Annual Meeting, and The Knot will not independently provide stockholders with any such right.

Abstentions will be counted towards the tabulations of votes cast on all proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such a proposal has been approved, except for Proposal 1 (where neither abstentions nor broker non-votes will affect the outcome of voting), Proposal 3 (where both abstentions and broker non-votes will have the same effect as a negative vote), and Proposal 6 (where broker non-votes will not affect the outcome of voting and abstentions will have the same effect as a negative vote if one of the choices receives a majority of the votes and will have no effect if no choice receives a majority).

Other than Proposal 4, all of the proposals are considered non-routine matters and shares held by brokers or nominees will receive “broker non-votes” if you do not give the broker instructions to vote your shares. Stockholders who hold shares of The Knot through a broker, bank or other financial institution receive proxy materials before each stockholder meeting. In the past, if you did not transmit your voting instructions before the stockholder meeting, your broker was allowed to vote on your behalf on the election of directors and other matters considered to be routine. Effective January 1, 2010, your broker is no longer permitted to vote on your behalf on the election of directors unless you provide specific instructions by completing and returning the proxy card or following the instructions provided to you to vote your shares via telephone or the Internet. For your vote to be counted on the election of directors, you now will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the Annual Meeting.

If the enclosed form of Proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted according to the recommendation of the Board of Directors as to each matter specified in the accompanying Notice of Annual Meeting of Stockholders, and at the discretion of the Proxy holders as to such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Revocation of Proxies

Any person giving a Proxy has the power to revoke it at any time before it is exercised at the Annual Meeting. It may be revoked by:

•	notifying the Secretary of The Knot in writing before the Annual Meeting of the intention to revoke the Proxy;
•	delivering to the Secretary of The Knot before the Annual Meeting a signed Proxy with a later date but prior to the date of the Annual Meeting;
•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy); or
•	voting again by the Internet or telephone (only the last vote cast by each stockholder of record will be counted), provided that the stockholder does so before 11:59 p.m. Eastern time on the day before the Annual Meeting.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

Your Participation in Voting the Shares You Own Is Important

Voting your shares is important to ensure that you have a say in the governance of your company. Please review the proxy materials and follow the instructions on Notice or the proxy card to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in our future.

More Information Is Available

If you have any questions about broker non-votes or the proxy voting process in general, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder. Additionally, you may contact our Investor Relations Department by sending an e-mail message to IR@theknot.com or visiting our corporate website at www.theknotinc.com.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE — ELECTION OF DIRECTORS

General

The Knot’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), provides for a classified Board consisting of three classes of directors serving staggered three year terms. These classes are required to be as nearly equal in number as possible. Our Amended and Restated Bylaws (the “Bylaws”) provide for a Board consisting of such number of directors as may be fixed from time to time by resolution of the members of the Board or by our stockholders at an annual meeting of stockholders. One director is to be elected at the Annual Meeting for a term expiring at the 2014 annual meeting of stockholders or until a successor has been duly elected and qualified.

The Board consists of five persons, as follows:

Class III (current term ends upon this Annual Meeting)	Class I (current term ends upon 2012 Annual Meeting)	Class II (current term ends upon 2013 Annual Meeting)
David Liu	Ira Carlin Eileen Naughton	Charles Baker Peter Sachse

The term of office for the one Class III director listed above expires at the Annual Meeting. The Board has nominated David Liu, the current Class III director, to stand for re-election to the class of directors whose terms expire at the 2014 annual meeting of stockholders or until a successor is elected and has qualified. Mr. Liu has agreed to serve if elected, and management has no reason to believe that this nominee will be unavailable to serve. In the event the nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxies will be voted for any nominee who may be designated by the present Board to fill the vacancy. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them “FOR” the nominee named below.

Board Composition

We believe that our directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. We also endeavor to have a Board representing a range of experiences at policy-making levels in business and in areas that are relevant to our activities.

The following are the key experiences, qualifications and skills that our directors bring to the Board that are important in light of our business: leadership at the chief executive officer level or other C-level background; experience in the advertising, media and technology industries; finance experience; and sales and marketing experience. For Mr. Liu, the director whose current term ends upon this Annual Meeting, the specific experiences, qualifications and skills that the Board considered in his re-nomination are included in his individual biography below. With respect to Mr. Liu, we believe his service in the combined role of Chairman of the Board of Directors and Chief Executive Officer creates a critical link between management and the Board of Directors, enabling the Board to perform its oversight function with the benefits of management’s perspectives on the business.

Nominee for Term Ending upon the 2014 Annual Meeting of Stockholders (Class III)

David Liu (45) is a co-founder of The Knot and has been our Chief Executive Officer and a director since our inception in May 1996. Mr. Liu has also served as our President since October 2008, and served as President from May 1996 to October 2007. From January 1993 to May 1996, Mr. Liu served as Director of Production of RunTime Inc., a CD-ROM development firm that he co-founded with Carley Roney, our Chief Content Officer. Before January 1993, Mr. Liu was the Director of Production at VideOvation, a subsidiary of Reader’s Digest. Mr. Liu received a B.F.A. in Film and Television from New York University. Mr. Liu is married to Ms. Roney.

In considering Mr. Liu as nominee for director of the Company, the Nominating and Corporate Governance Committee took into account his extensive background in management, including his position as our Chairman of the Board of Directors and our Chief Executive Officer.

Continuing Directors for Term Ending upon the 2012 Annual Meeting of Stockholders (Class I)

Ira Carlin (63) has served as one of our directors since October 2006. Mr. Carlin retired in January 2008 after having served as Chairman-International of MAGNA Global Worldwide, a division of the Interpublic Group of Companies (IPG), since 2002. Mr. Carlin began his advertising career at Grey Advertising and was with IPG since 1974. From 1990 to 2002, Mr. Carlin served as Chairman and CEO of Universal McCann. Mr. Carlin received a B.A. in Physics from Hebrew University.

Eileen Naughton (53) has served as one of our directors since October 2006. Ms. Naughton is Managing Director, Digital Media Strategy, Americas at Google Inc., where she has worked since September 2006. Her prior positions at Google have included Director, Americas Media Sales and Operations, and Director, Media Platforms. From 2002 to 2006, Ms. Naughton served as president of the TIME Group and as Vice President of Investor Relations for Time Warner from 2000 to 2002. Ms. Naughton received a B.A. in International Relations and earned an M.B.A. in Finance from the University of Pennsylvania.

Continuing Directors for Term Ending upon the 2013 Annual Meeting of Stockholders (Class II)

Charles Baker (44) has served as one of our directors since November 2005. Since September 2010, Mr. Baker has been the Chief Executive Officer and President of ZipRealty, Inc. Between December 2008 and September 2010, Mr. Baker served as Executive Vice President and Chief Financial Officer of ZipRealty. Between June 2007 and December 2008, Mr. Baker was an independent investor. Mr. Baker was the Senior Vice President and Chief Financial Officer of Monster Worldwide, Inc. from March 2005 through June 2007. From 1993 to 2005, Mr. Baker held various positions at Salomon Brothers (subsequently Smith Barney) and was a Managing Director in the Equity Research Department just before joining Monster Worldwide, Inc. Mr. Baker holds the Chartered Financial Analyst designation and is a former Chairman of the Media and Entertainment Analysts of New York Investment Society. Mr. Baker received a B.A. from Yale College.

Peter Sachse (53) has served as one of our directors since February 2010. Mr. Sachse previously served as one of our directors from October 2006 through April 2007, and as an observer to our Board of Directors from April 2007 to February 2010. Mr. Sachse has been Chief Marketing Officer of Macy’s, Inc. since February 2009 and served under that title from June 2003 to May 2007 and as President of Macy’s Corporate Marketing from May 2007 to February 2009. Mr. Sachse has also been Chairman and Chief Executive Officer of the macys.com division of Macy’s since April 2006. Prior to serving in these roles, Mr. Sachse was president and chief operating officer of The Bon Marche in Seattle. He began his retail career with Macy’s in Kansas City. He also served as executive vice president/general merchandise manager at Macy’s East and later as vice chair/director of stores of Macy’s East. Mr. Sachse received a B.B.A. in Finance from the University of Wisconsin.

Corporate Governance

Overview. The Board of Directors has adopted Corporate Governance Guidelines and implemented a number of corporate governance procedures to further strengthen the Board’s capacity to oversee The Knot and to serve the long-term interests of its stockholders. The Corporate Governance Guidelines, as well as Board committee charters, codes of conduct and other documents setting forth The Knot’s corporate governance practices, can be accessed in the “Investor Relations — Corporate Governance” section of The Knot’s corporate website at www.theknotinc.com.

Director Independence. In March 2011, the Board of Directors undertook its annual review of director independence. As a result of this review, the Board affirmatively determined that a majority of its directors (Mr. Baker, Mr. Carlin and Ms. Naughton) are independent as defined by Rule 4200 of The Nasdaq Stock Market (“Nasdaq”) and Rule 10A-3 promulgated by the Securities and Exchange Commission (the “SEC”). Rule 10A-3 provides a safe harbor position that a person who is not the beneficial owner, directly or indirectly, of more than 10% of our Common Stock, and who is not one of our executive officers, will not be deemed to be an affiliate of The Knot for purposes of satisfying the audit committee member independence rules.

Codes of Conduct. The Board has adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees, and a Code of Ethics for the Chairman, Chief Executive Officer and Senior Financial Officers. Both codes can be accessed in the “Investor Relations — Corporate Governance” section of The Knot’s corporate website at www.theknotinc.com, as well as any amendments to, or waivers under, the Code of Ethics for the Chairman, Chief Executive Officer and Senior Financial Officers. Copies may be obtained by writing to The Knot, Inc. at 462 Broadway, 6th Floor, New York, New York 10013, Attention: Investor Relations. The purpose of these codes is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by The Knot; and to promote compliance with all applicable rules and regulations that apply to The Knot and its officers, directors and employees.

Board Leadership Structure. The Board of Directors has not separated the positions of Chairman of the Board and Chief Executive Officer. Both positions are held by Mr. Liu. The Board does not have a “Presiding Director.” The Board believes that this structure has historically served the company well and continues to do so, by facilitating communication between the Board and our senior management as well as Board oversight of our business and affairs.

Board Role in Risk Oversight. The Board of Directors plays a significant role in providing oversight of our management of risk. Senior management has responsibility for the management of risk and reports to the Board regularly with respect to its ongoing enterprise risk management efforts. Because responsibility for the oversight of elements of our enterprise risk management extends to various committees of the Board, the Board has determined that it, rather than any one of its committees, should retain the primary oversight role for risk management. In exercising its oversight of risk management, the Board has delegated to the Audit Committee primary responsibility for the oversight of risk related to our financial statements and processes, and has determined that our internal audit function should report directly to the Audit Committee. The Board has delegated to the Compensation Committee primary responsibility for the oversight of risk related to our compensation policies and practices. The Board has delegated to the Nominating and Corporate Governance Committee primary responsibility for the oversight of risk related to our corporate governance practices. Each committee reports regularly to the Board with respect to such committee’s particular risk oversight responsibilities.

Communicating with the Board of Directors

In order to communicate with the Board of Directors as a whole, with non-employee directors or with specified individual directors, correspondence may be directed to The Knot, Inc. at 462 Broadway, 6th Floor, New York, New York 10013, Attention: Corporate Secretary. All such correspondence will be forwarded to the appropriate director or group of directors.

Board Meetings and Committees

The Board met six times in the year ended December 31, 2010. The Board has a Nominating and Corporate Governance Committee, a Compensation Committee and an Audit Committee, for which the meetings are described below.

In addition to the meetings of the committees of the Board of Directors, our non-employee members of the Board of Directors met once in executive session in 2010.

Each director attended at least 75% of the aggregate of (1) the total meetings of the Board and (2) the total number of meetings held by all Committees of the Board on which he or she served, that were held in 2010. The Knot’s policy on director attendance at annual meetings calls for directors to be invited but not required to attend annual meetings of stockholders. One director, Mr. Liu, our Chairman of the Board, attended the 2010 Annual Meeting of Stockholders.

The Nominating and Corporate Governance Committee, Compensation Committee and Audit Committee Charters can be accessed in the “Investor Relations — Corporate Governance” section of The Knot’s corporate website at www.theknotinc.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently composed of Mr. Baker (Chair) and Mr. Carlin. The Nominating and Corporate Governance Committee met once in 2010. The Nominating and Corporate Governance Committee reviews and recommends changes to The Knot’s Corporate Governance

Guidelines and selects director nominees to the Board consistent with criteria approved by the Board. This Committee also makes recommendations to the Board concerning the structure and membership of the Board committees and oversees the annual evaluation of the Board and Board committee performance. The Nominating and Corporate Governance Committee also performs other duties and responsibilities as set forth in a Charter approved by the Board of Directors.

The Nominating and Corporate Governance Committee does not have a formal diversity policy with respect to the identification and recommendation of individuals for membership on the Board. However, in carrying out this responsibility, the Nominating and Corporate Governance Committee values differences in professional experience, educational background, viewpoint and other individual qualities and attributes that facilitate and enhance the oversight by the Board of Directors of our business and affairs.

The Board of Directors has also determined that the Nominating and Corporate Governance Committee will consider director candidates that are recommended by stockholders. This Committee will evaluate nominees for director recommended by stockholders in the same manner as nominees recommended by other sources. The general qualifications and specific qualities and skills established by the Board for directors are set forth in Section B of The Knot’s Corporate Governance Guidelines. Stockholders wishing to bring a nomination for a director candidate before a stockholders meeting must give written notice to The Knot’s Corporate Secretary, pursuant to the procedures set forth in this section under “Communicating with the Board of Directors” and subject to the deadline set forth under the “Deadline for Receipt of Stockholder Proposals” section of this Proxy Statement. The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC and The Knot’s Bylaws. The Knot’s Bylaws can be accessed in the “Investor Relations — Corporate Governance” section of The Knot’s corporate website at www.theknotinc.com.

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Nominating and Corporate Governance Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the Nominating and Corporate Governance Committee concerning the prospective candidate, as well as the Nominating and Corporate Governance Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Nominating and Corporate Governance Committee determines, in consultation with other Board members as appropriate, that additional consideration is warranted, it may gather or request a third party search firm to gather additional information about the prospective nominee’s background and experience. The Nominating and Corporate Governance Committee then evaluates the prospective nominee, taking into account whether the prospective nominee is independent within the meaning of the listing standards of The Nasdaq Stock Market and such other factors as it deems relevant, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee or Compensation Committee expertise, the prospective nominee’s skills and experience, the diversity of the member’s skills and experience in areas that are relevant to our businesses and activities, and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating and Corporate Governance Committee determines whether to interview the prospective nominee and, if warranted, one or more members of the Nominating and Corporate Governance Committee and others, as appropriate, conduct interviews in person or by telephone. After completing this process, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board and members of management.

Compensation Committee

The Compensation Committee is currently composed of Mr. Carlin (Chair) and Ms. Naughton. The Compensation Committee met two times in 2010. The Compensation Committee evaluates performance and establishes and oversees executive compensation policy and makes decisions about base pay, incentive pay and any supplemental benefits for the Chief Executive Officer and our other executive officers. The Compensation Committee also administers our stock incentive plans and approves the grant of stock options and restricted stock, the timing of the grants, the price at which options are to be offered and the number of shares for which options and restricted stock are to be granted to our executive officers, directors and other employees. The Compensation Committee also performs other duties and responsibilities as set forth in a Charter approved by the Board of Directors.

In making its determinations with respect to executive compensation, the Compensation Committee has not historically engaged the services of a compensation consultant. The Compensation Committee has the authority to retain, terminate and set the terms of The Knot’s relationship with any outside advisors who assist the Committee in carrying out its responsibilities.

Audit Committee

The Audit Committee is currently composed of Mr. Baker (Chair), Mr. Carlin and Ms. Naughton. The Audit Committee met five times in 2010. The Audit Committee appoints our independent auditors, subject to ratification by our stockholders, reviews the plan for and the results of the independent audit, approves the fees of our independent auditors, reviews with management and the independent auditors our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between The Knot and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a Charter approved by the Board of Directors.

Each member of the Nominating and Corporate Governance Committee, Compensation Committee and the Audit Committee is independent, as independence is defined by the listing standards of Nasdaq and the applicable rules and regulations of the SEC. The Board has also determined that each member of the Audit Committee has the ability to read and understand financial statements and that the Audit Committee includes at least one member who qualifies as an Audit Committee financial expert as defined by the rules of the SEC and who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being, or having been, a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, as required by Nasdaq’s rules. Each of Mr. Baker, Mr. Carlin and Ms. Naughton satisfies these Audit Committee qualifications.

Vote Required

The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The one nominee for the class of directors whose terms expire at the 2014 annual meeting of stockholders receiving the highest number of affirmative votes of the stockholders entitled to vote at the Annual Meeting will be elected director of The Knot. Pursuant to applicable Delaware law, abstentions and broker non-votes will have no effect on the outcome of the vote. Unless otherwise instructed, the Proxy holders will vote each returned Proxy “FOR” the nominee named above.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” David Liu, the one Class III nominee listed above.

MANAGEMENT

The following table sets forth, as of April 18, 2011, the name, age and position of each of our executive officers.

Name	Age	Position
David Liu	45	Chief Executive Officer, President and Chairman of the Board
Carley Roney	42	Chief Content Officer
Carol Koh Evans	39	Chief Operating Officer
John Mueller	48	Chief Financial Officer and Treasurer
Nic Di Iorio	51	Chief Technology Officer
Jeremy Lechtzin	37	Senior Vice President, General Counsel and Secretary

David Liu is our Chief Executive Officer, President and Chairman of the Board. See “Nominee for Term Ending upon the 2014 Annual Meeting of Stockholders” for a discussion of his business experience. Mr. Liu is married to Ms. Roney.

Carley Roney is a co-founder of The Knot. She has served as our Editor-In-Chief since our inception in May 1996 and became our Chief Content Officer in August 2008. From May 1996 to September 1999, she also served as Vice President of Creative Development. From January 1994 to May 1996, she served as President at RunTime Inc., a CD-ROM development firm that she co-founded with David Liu, our Chief Executive Officer. Ms. Roney received an M.A. in Cultural Studies and earned a B.F.A. in Film and Television from New York University. Ms. Roney is married to Mr. Liu.

Carol Koh Evans has been our Chief Operating Officer since May 2008. Before joining The Knot, she was General Manager of Massive Incorporated, a subsidiary of Microsoft Corporation, since May 2006. Before joining Massive following its acquisition by Microsoft, Ms. Evans spent five years with Microsoft in Corporate Development, Corporate Strategy and MSN M&A where she primarily supported Microsoft’s consumer initiatives, including the Online Services and Entertainment and Devices divisions. Before Microsoft, Ms. Evans led Corporate Development for The Knot. In addition, she worked as an investment banker with Lehman Brothers in New York and Hong Kong and Robertson Stephens in San Francisco and participated in General Electric’s Financial Management Program. Ms. Evans received a B.S. in Business Administration (Finance) from the University of California, Berkeley – Haas School of Business and earned an M.B.A. from Columbia Business School.

John Mueller has been our Chief Financial Officer and Treasurer since September 2008. Before joining The Knot, he was Chief Financial Officer and Executive Vice President at Genius Products, Inc. between February 2006 and May 2008. Before Genius Products, Mr. Mueller was Senior Vice President of Media Investment Banking for Jefferies & Company, Inc. from January 2002 to December 2005, where he provided strategic financial advisory services on mergers, acquisitions, and equity and debt offerings for entertainment and media clients. Before Jefferies & Company, Mr. Mueller worked in the media and entertainment investment banking groups at Credit Suisse First Boston and SG Cowen Securities. Mr. Mueller began his career in finance working for a Fortune 500 consumer packaged goods company, Kimberly-Clark Corporation. Mr. Mueller received a B.S. in Business from the University of Minnesota and earned an M.B.A. from Harvard Business School.

Nic Di Iorio has been our Executive Vice President and Managing Director, Technology Group since February 2008. Before joining The Knot, he was co-Founder and CEO of City 24/7 LLC from October 2006 to January 2008 where he remains a member of the Advisory Board. Mr. Di Iorio was also Principal of MarCom ASP Limited, a consulting company, from July 2006 to January 2008. Before that, he was Chief Technology Officer of the Interpublic Group of Companies (IPG), from October 2003 to June 2006. Before that, Mr. Di Iorio held the dual role of Executive Vice President, Chief Information Officer of the McCann WorldGroup (a wholly-owned subsidiary of IPG) and Chief Executive Officer of Marketing Communications Technologies Inc. (a wholly-owned subsidiary of the McCann WorldGroup), from April 1995 to September 2003. Before joining McCann, Mr. Di Iorio spent four years at Young & Rubicam as Vice President, Information Technology. He also spent ten years in Research and Development organizations at GTE and AT&T Bell Laboratories working on new technologies in the area of distributed systems, data networking, security and telecommunications. Mr. Di Iorio received a B.S. from City College of New York and earned an M.S. from Polytechnic University.

Jeremy Lechtzin has been our General Counsel since May 2007 and Secretary since October 2007. He has been a Senior Vice President since August 2008 and before that served as a Vice President. Before joining The Knot, he was in private practice representing The Knot and other public and private technology clients on securities, mergers, venture capital, intellectual property and general corporate matters with the law firms of Proskauer Rose LLP from February 2003 through May 2007 and Brobeck, Phleger & Harrison LLP from September 1999 through February 2003. Mr. Lechtzin received a B.A. in History from the University of Michigan and earned a J.D. from New York University School of Law.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the elements of compensation for our executive officers identified in the Summary Compensation Table. As further described in the “Board Committees and Meetings” section of this Proxy Statement, the Compensation Committee of the Board (referred to in this discussion as “the Committee”) is responsible for determining the total direct compensation of our executive officers including base salary, incentive pay, stock options and restricted stock. The Committee is also responsible for the administration of our Employee Stock Purchase Plan which was established to offer all of our employees the opportunity to acquire an equity stake in The Knot. Our executive officers are also eligible to participate in this plan.

The design and day-to-day administration of our savings and health plans, which are generally available to all of our employees including the executive officers, are handled by representatives of our Human Resources department although certain annual modifications to provisions of these plans have been approved by the Chief Operating Officer and Chief Financial Officer. The Committee or the Board remains responsible for material changes to the scope of these plans or the introduction of new benefit plans.

Compensation Objectives

The goal of our executive compensation program is to retain and attract top quality management and to motivate them to contribute to the achievement of our business objectives that are established to create long-term value for our stockholders.

The Committee relies upon its judgment in making compensation decisions, after reviewing the performance of The Knot and carefully evaluating each executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with The Knot, current compensation arrangements and long-term potential to enhance stockholder value. The Committee also considers the recommendations of the Chief Executive Officer on compensation for other executive officers.

As part of its process, the Committee has not historically utilized the assistance of independent compensation consultants, but it does review executive compensation elements for a select group of publicly traded Internet and media companies with similar operating characteristics and market capitalization to The Knot. This information is compiled by The Knot from proxy statements and other public reports filed by these companies. The Committee believes this information provides a reasonable indication of the market for executive services in which The Knot competes. The Internet and media companies within this group reviewed by the Committee in the past year include 1-800-FLOWERS.COM, Inc, Ancestry.com Inc., Autobytel, Inc., Blue Nile, Inc., InfoSpace, Inc., Marchex, Inc., Martha Stewart Living Omnimedia, Inc., Monster Worldwide, Inc., Move, Inc., Netflix, Inc., OpenTable, Inc., Priceline.com Incorporated, TechTarget, Inc., TheStreet.com, Inc., WebMD Health Corp. and ZipRealty Inc.

Elements of Executive Compensation

Executive officers are compensated with a combination of cash payments and equity awards designed to reward recent results and motivate long-term performance. We do not set apportionment goals for each form of compensation. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our executive officers to deliver superior performance and retain them to continue their careers with The Knot. The primary elements of the compensation packages for our executive officers currently include the following:

•	Base salary and benefits which are designed to attract and retain executives over time.
•	Long-term incentives in the form of awards under our long-term incentive plan and stock options and restricted Common Stock under our stock incentive plans, all of which are designed to align the interest of each executive officer with those of The Knot’s stockholders and provide each individual with a significant incentive to manage The Knot from the perspective of an owner with an equity stake. Historically, long-term incentives have represented the most significant element of compensation for our executive officers.

For 2010 and prior years, executive officer compensation also included awards under our annual Management Incentive Plans which were designed to focus the executives on the key objectives that were part of The Knot’s operating plan for a particular year.

We do not maintain any retirement plans or plans that provide for deferral of compensation other than our 401(k) savings plan.

Base Salary

The base salary for each executive officer is determined on the basis of a number of factors: experience, personal performance, the median salary levels in effect for similar positions within the comparison group of companies and internal base salary comparability considerations. The weight given to each of these factors may differ from individual to individual as the Committee deems appropriate. Base salaries are generally reviewed on an annual basis, with adjustments made effective in the first quarter in accordance with the factors indicated above. In addition, in reviewing annual adjustments, the Committee takes into account The Knot’s performance in the year then ended. In 2009, the Committee approved a base salary increase of 23% and 27% for Ms. Evans and Mr. Di Iorio, respectively, on the basis of their personal performance since their hires in the first half of 2008, a review of salary levels in effect for similar positions within the comparison group of companies, a review of their compensation history before joining The Knot which indicated they accepted a total compensation decrease to join The Knot, an assessment by the Committee that their overall performance since joining had been superior, and a determination that their contributions would be critical to the future performance of The Knot and therefore that their satisfaction with their base salaries compared to market levels was an important element in maintaining the appropriate motivation to continue such level of performance.

Long-Term Incentives

Our long-term incentive compensation has historically been provided through grants of stock options and restricted stock. Option grants allow the executive to acquire shares of our Common Stock at a fixed price per share, which is the closing market price of our Common Stock on the date of grant, during the term of the option. Historically, our option grants have had 10-year terms, although options granted in 2007 to certain executive officers have 5-year terms. Each option generally becomes exercisable in installments over periods ranging up to four years from the grant date. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed during the vesting period, and then only if the market price of our Common Stock appreciates from the option’s exercise price. Restricted stock is issued to executives at par value ($0.01 per share) and generally vests in installments over periods ranging three to four years from the grant date. Accordingly, the restricted stock grant will provide a return to the executive officer only if the executive officer remains employed during the vesting period. The value of the restricted stock to the executive increases as the market price of our Common Stock increases, but because no specific amount of market price appreciation is necessary for a return to be provided to the executive, the number of shares underlying our restricted stock grants is lower relative to the number of shares underlying stock option grants.

Beginning in 2011, we expect that long-term incentive compensation to our executive officers will also include awards under our 2011 Long-Term Incentive Plan (“LTIP”), assuming the LTIP is approved by stockholders with respect to covered employees and executive officers at this Annual Meeting (see Proposal 2 listed in this Proxy Statement). We expect that our executive officers will be eligible for awards based on The

Knot’s financial performance over the three-year period running from 2011 to 2013. The default method of payment of bonuses under the LTIP is expected to be in the form of equity awards. Participants are expected to have the option to receive bonuses in the form of cash, but such distributions are expected to be at a fraction, as determined by the Compensation Committee, of the value that would otherwise have been earned and distributed in the form of equity awards.

The Committee considers several factors when determining long-term incentive compensation grants to an executive officer, including long-term incentive compensation awarded within the comparison group of companies, the number of unvested stock-based awards held by the executive, the executive’s performance during the prior year, the executive’s expected contribution to our long-term performance and the retention value of the award. All stock-based awards to executive officers are approved by the Committee, and grants are made on or following the date of the Committee approval. The Committee also approves any stock-based grants in connection with the hiring of an executive officer.

We granted awards of service-based restricted stock to Mr. Di Iorio, Ms. Evans and Mr. Mueller in connection with the start of these officers’ employment. Mr. Di Iorio received 40,000 shares in February 2008, Ms. Evans received 50,000 shares in May 2008 and Mr. Mueller received 50,000 shares in September 2008. For each award, the first 25% of these grants vest on the first anniversary of the grant date and the remaining 75% will vest thereafter in a series of 36 equal monthly installments.

In February 2009, we awarded 43,700 shares of restricted stock to each executive officer. These awards vest in a series of four equal annual installments beginning in February 2010. The Compensation Committee considered all of the factors listed above when awarding these shares, with the executives’ expected contribution to our long-term performance weighted most heavily. The awards were part of a set made to a broad range of our employees to encourage long-term performance, because short-term performance was determined by the Committee likely to be affected by external economic conditions and our internal technology upgrades.

Annual Incentive Plan

For 2010 and prior years, our executive officers were eligible for a cash bonus under our annual Management Incentive Plan based on The Knot’s financial performance together with certain individual objectives that may be applicable to the executive. Each executive officer was assigned a target bonus opportunity expressed as a percentage of base salary. The Committee considered target bonus opportunities for similar positions in the comparison group of companies as part of the process for establishing targets for our executives. For 2010, 2009 and 2008, the target bonus opportunity for each of the executive officers was 33 1/3% of base salary. The maximum bonus opportunity was 100% of base salary for Mr. Liu, and 85% for each of the other executive officers, based upon performance above target. There were no threshold bonus opportunities.

For 2010 and 2009, the threshold criteria for each executive to be eligible to receive a bonus were company financial performance goals, weighted 75% for revenue and 25% for EBITDA. For purposes of the 2010 and 2009 Management Incentive Plans, EBITDA was defined as net income before investment income or losses which included trading gains and losses on Auction Rate Securities and related rights; income taxes; depreciation and amortization; impairment of intangible assets; goodwill impairment charges; and income or losses from discontinued operations. For 2008, the threshold criteria for each executive to be eligible to receive a bonus were company financial performance goals, weighted equally between revenue and net income. In 2010, the revenue goal was $108.075 million and the EBITDA goal was $5.8 million excluding expenses related to our operations in China. The Compensation Committee changed the weighting of the threshold criteria in 2009 compared to 2008 because of negative macroeconomic conditions in general and a severe downturn in the media and advertising businesses in particular, each of which began at least as early as the second half of 2008. The Committee determined that top-line revenue growth was a more important priority in such an environment and therefore weighted the criteria for the management incentive plan accordingly. EBITDA replaced net income as a threshold criterion because the Committee noted that The Knot had experienced a wide variation in its net income in 2008 compared to prior years related in part to factors such as interest income earned and effective income tax rate, each of which was largely or wholly out of the control of management. The Committee determined that for 2009, it was not unlikely that such factors would continue, and therefore that net income would not be an appropriate incentive criterion for management’s achievement of company goals.

In addition to the threshold financial performance criteria to determine bonus eligibility, a percentage of each executive’s actual bonus was subject to the achievement of individual objectives. For 2010 and 2009, 50% of an executive’s eligible bonus to be paid according to the plan’s threshold criteria was subject to achievement of individual objectives, except for the Chief Executive Officer and Chief Financial Officer, whose actual bonuses were based 100% on corporate financial performance. For 2008, 50% of an executive’s eligible bonus to be paid according to the plan’s threshold criteria was subject to achievement of individual objectives, except for the Chief Financial Officer, whose actual bonus was based 75% on corporate financial performance and 25% subject to achievement of individual objectives, and the Chief Executive Officer, whose actual bonus was based 100% on corporate financial performance. Individual objectives have included the following types: the particular executive’s contribution to company-wide initiatives, such as organizational restructuring, management development and acquisition integration; the attainment of revenue goals in specific business lines; and the successful completion of major process, systems, infrastructure or technology projects. For 2010, the individual objectives for executives whose bonus eligibility was dependent on satisfaction of such objectives were growing revenue above budget, growing website membership and traffic across all brands, decreasing operating expenses as a percentage of revenue, increasing employee productivity, improving employee satisfaction and implementing new projects successfully.

In evaluating The Knot’s achievement of financial performance goals for bonus purposes, the Committee can adjust actual results to exclude the impact of certain extraordinary or unusual items to more accurately reflect the overall performance of the executive team. No such adjustments were made for 2010, 2009 and 2008.

Over the past three years, The Knot: exceeded both financial performance goals in 2010 and achieved the maximum performance level for one of the two goals; exceeded the financial performance goals in 2009 but did not achieve the maximum performance levels; and did not achieve the financial performance goals in 2008. For 2010, based on the level of achievement of company financial performance goals together with individual objectives, if applicable, the actual bonuses paid to the executive officers equaled the bonus opportunity of 46% of base salary for achieving the maximum EBITDA goal and achieving the target revenue goal. In 2009, based on the level of achievement of company financial performance goals together with individual objectives, if applicable, the actual bonuses paid to the executive officers equaled the target bonus opportunity of 33 1/3% of base salary. Because The Knot did not achieve the financial performance goals in 2008, no bonuses were paid under the Management Incentive Plan for that year.

Generally, the Committee set the target and maximum bonus opportunities such that the relative difficulty of achieving the target level was consistent from year to year. The target and maximum bonus opportunities for each executive for 2010 are included in the “Grants of Plan-Based Awards in 2010” table below in the columns under the heading “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.” The actual bonus amounts paid under the 2010 Management Incentive Plan are included in the “Summary Compensation Table” in the column “Non-Equity Incentive Plan Compensation.”

In addition to the payment of a bonus under the annual Management Incentive Plan, the Committee may approve an additional discretionary bonus for exceptional performance or for accomplishments which were not originally considered in the establishment of individual objectives under the Management Incentive Plan. No such discretionary bonuses were paid to the executive officers named in the “Summary Compensation Table” for 2008, 2009 and 2010 who also participated in the Annual Incentive Plans for those years, except that Mr. Di Iorio received a $25,000 bonus for completing a major information technology project in 2008. Ms. Evans and Mr. Mueller, who joined The Knot in 2008 after the Management Incentive Plan was adopted for that year, were paid cash bonuses after the end of 2008 as provided in their employment contracts, instead of participating in the Management Incentive Plan. These amounts for 2008 for Mr. Di Iorio, Ms. Evans and Mr. Mueller are included in the “Bonus” column in the “Summary Compensation Table.”

Mr. Liu’s employment contract provides if there is a change-in-control transaction, thereafter his target bonus opportunity will be 50% of his base salary, his maximum bonus opportunity will be at least 100% of his base salary, and for the purposes of these calculations, his base salary will be assumed to be the greater of $500,000 and his actual base salary in effect on the date of calculation.

Executive Severance and Change-In-Control Agreements

Our executive officers have employment agreements with The Knot which are terminable at any time. Under the agreements for each executive officer except for Mr. Liu and Ms. Roney, if an executive is terminated by The Knot “without cause” or resigns for “good reason,” the executive is entitled to a lump sum payment equivalent to one year’s salary plus continuation of all benefits associated with the executive’s employment during the one year following termination. If Mr. Liu or Ms. Roney is terminated by The Knot “without cause” or resigns for “good reason,” he or she is entitled under the employment agreement to continuation of salary (paid periodically) and benefits for two years following termination. In addition, to the extent any payment made to Mr. Liu or for his benefit would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), The Knot has agreed to make a gross-up payment to Mr. Liu to cover the excise tax and any taxes incurred by Mr. Liu upon the payment of such gross-up payment. The terms “without cause” and “good reason” are defined in each executive’s employment agreement and are summarized below.

•	“Without cause” under the employment agreements for our executive officers generally means a termination of the executive’s employment other than for death, disability or “cause” or any resignation by the executive other than for “good reason.”
•	“Cause” under the employment agreements for our executive officers generally means (1) the executive’s failure to perform the principal elements of his or her duties, which failure is not cured within 20 days following written notice, (2) the executive’s conviction of, or plea of nolo contendere to, a felony or any other crime involving dishonesty, fraud, or moral turpitude, (3) the executive’s gross negligence or willful misconduct in connection with the performance of his or her duties and responsibilities, (4) the executive’s failure to comply with rules and policies governing employee conduct or Board directives, or (5) the executive’s breach of any non-disclosure, non-solicitation, non-competition or other restrictive covenant obligations.
•	“Good reason” under the employment agreements for our executive officers generally means (1) any reduction of base salary, (2) the relocation of the executive’s principal place of business outside of New York City, or (3) the material diminution of the executive’s responsibilities or authority, any reduction of the executive’s title or a change of the executive’s reporting structure. “Good reason” under Mr. Liu’s agreement also includes a material breach of his agreement by The Knot, the material and repeated interference by the Board with the discharge of his duties and responsibilities at any time following a change-in-control transaction and if he is not the senior-most executive officer of The Knot immediately following a change-in-control transaction and for two years thereafter. “Good reason” under Ms. Roney’s agreement also includes if she is not the senior-most editorial and creative officer of The Knot immediately following a change-in-control transaction and for two years thereafter.

Upon voluntary termination (unless for “good reason” as described above), termination for cause, death or disability, each of our executive officers would receive benefits available generally to all employees of The Knot, including distributions from the 401(k) plan, disability benefits if applicable and accrued vacation pay. With the exception of termination for cause, vested stock options held by each executive officer would remain exercisable for periods also available generally to employees of The Knot. Upon termination for cause, all outstanding stock options held by our executive officers would be cancelled immediately and all unvested shares of restricted Common Stock would be forfeited.

In addition to the special change-in-control provisions contained in Mr. Liu’s employment agreement related to our annual incentive plans described above under the heading “Elements of Executive Compensation — Annual Incentive Plan,” he is also entitled to reimbursement of reasonable legal fees and expenses if, after a change-of-control, any dispute arises regarding the provisions of his employment agreement and he prevails to a substantial extent with respect to any claims brought in such dispute.

In the event that The Knot is acquired by merger, asset sale or sale of more than 50% of our voting securities by the stockholders, the restricted stock granted to executive officers in 2007 and 2008 would vest in an amount equal to the greater of (1) the shares of restricted stock that would otherwise have vested during the one year period following the change-in-control and (2) 50% of the shares of restricted stock that are not vested on the date of the change-in-control. Similar accelerated vesting provisions apply to the stock options granted to Mr. Liu in May 2007. For additional information regarding estimates of amounts payable in connection with executive severance or a change-in-control, see the “Potential Payments Upon Termination or Change-In-Control” tables.

Ms. Roney’s Name and Likeness Licensing Agreement

In November 2008, at the time we entered into an employment agreement with Ms. Roney, we also entered into a name and likeness licensing agreement with her, effective as of January 1, 2009. Ms. Roney’s personality is embedded into our brand and our content, such as in the “Ask Carley” columns on our websites and in our magazines, appearances in our broadcast, cable and streaming videos, the primary authorship of our books, the photographs of Ms. Roney in these media, and the story of Ms. Roney’s marriage to Mr. Liu. Ms. Roney also makes frequent public appearances on behalf of The Knot on national and local television and radio and at speaking engagements across the country. We entered into this agreement to compensate Ms. Roney for the use of her name and likeness in these contexts.

Under the name and likeness licensing agreement, Ms. Roney has granted to The Knot the exclusive, worldwide right to use her name and likeness and related items, including photographs, videos and rights to publicity, for any purpose in connection with The Knot’s products and services. Under the original terms of the agreement, we agreed to pay Ms. Roney an annual fee of $100,000 and an annual non-accountable talent expense allowance of $25,000, in each case payable in installments on our regular payroll dates. The talent expense allowance is intended to cover Ms. Roney’s expenses for clothes for television, personal and other appearances while promoting, representing and endorsing The Knot; hair and make-up expenses for maintenance and on-air appearances; and other expenses related to her services for The Knot. Ms. Roney is also entitled to receive royalties of 30% of the annual net revenues derived from the sales of the books she has authored, edited and/or co-written for The Knot.

The term of the name and likeness licensing agreement consists of one or more successive one-year periods. At the conclusion of each one-year period within the term, the term automatically renews for another such period unless either Ms. Roney or The Knot provides written notice to the other party at least 90 days before the end of the current period that the party providing such notice intends to terminate the agreement at the end of such period. Ms. Roney may terminate the agreement at any time if The Knot defaults on any payment obligation and does not cure the default within 30 days of receiving written notice thereof. In addition, the agreement will automatically terminate upon Ms. Roney’s death or permanent disability, or if she is no longer employed by The Knot or any successor entity (except as otherwise described below).

Upon a termination of the name and likeness licensing agreement for any reason, the license provided therein shall become non-exclusive with respect to all products of The Knot in existence (whether publicly available or in development) on the date thereof and will not include a license to use the licensed property in connection with any product created thereafter, but shall otherwise continue in full force and effect in perpetuity, which shall include the right to maintain and/or renew all registrations then obtained or applied for. If Ms. Roney is no longer employed by The Knot following a change-in-control transaction due to her termination by The Knot or its successor without “cause” or her resignation for “good reason” (as those terms are defined in her employment agreement), at the option of The Knot or its successor, the agreement will not terminate if The Knot or its successor proposes in good faith a compensation structure, in addition to the fees payable thereunder, in consideration of her continuation of the license granted thereunder, that is accepted by Ms. Roney and memorialized in a written amendment to the agreement. Notwithstanding any other provision of the agreement, following such a termination, unless The Knot and Ms. Roney enter into a written amendment to the agreement, the license provided by Ms. Roney will terminate with respect to a specified list of products, which include the use of her name in the “Ask Carley” Columns (but not the text of the columns), and personal stories and photos related to Ms. Roney.

In July 2009, Ms. Roney elected to waive the company’s obligation to pay the fee and allowance that would otherwise be payable for the period July 1, 2009 through December 31, 2009 under the name and likeness licensing agreement. Effective January 2010, Ms. Roney elected to waive the company’s obligation to pay all but $10,000 of the fee, and all of the allowance, that would otherwise be payable for each annual period beginning in 2010.

Stock Ownership Guidelines

Currently, we have not established stock ownership guidelines for our executive officers. Each of our executive officers retains substantial equity value in The Knot in the form of Common Stock, vested and unvested stock options or unvested restricted stock.

Potential Impact on Compensation from Executive Misconduct

If the Board determines that an executive officer has engaged in fraudulent or intentional misconduct, the Board would take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the wrongdoer as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limitation, (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and (3) if the misconduct resulted in a significant restatement of The Knot’s financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or rewarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Policy on Stock Trading and Hedging

We have in place a pre-clearance process for all trades in our securities which all executive officers and other insiders must follow. Executive officers and other insiders are also prohibited from short-selling our Common Stock or engaging in transactions involving traded options, warrants, stock appreciation rights or similar rights whose value is derived from the value of our Common Stock. This prohibition includes, but is not limited to, trading in The Knot-based put and call option contracts, transacting in straddles, and the like.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to such a company’s chief executive officer and the three other officers (besides the chief financial officer) whose compensation is required to be disclosed to stockholders under the Securities Exchange Act of 1934, as amended, by reason of being the company’s three other most highly compensated officers. The limitation applies only to compensation which is not considered to be qualified performance-based compensation, including base salaries, cash bonuses under non-equity incentive plans which have not been approved by The Knot’s stockholders and grants of service-based restricted stock. The non-performance based compensation paid to our executive officers for 2008, 2009 and 2010 did not exceed the $1 million per executive limit.

The Committee will consider the impact of this deductibility limit on the compensation it intends to award in 2011. The Committee will exercise its discretion to award compensation that may be subject to the limits set forth in Section 162(m) when it considers such payments to be appropriate and in the best interest of The Knot and our stockholders.

Compensation Committee Report

The Compensation Committee of the Board of Directors has furnished the following report:

The Committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) with The Knot’s management. Based on that review and discussion, the Committee has recommended to the Board of Directors that the CD&A be included in The Knot’s Proxy Statement for the 2011 Annual Meeting of Stockholders and incorporated by reference into The Knot’s Annual Report on Form 10-K.

Submitted by the Compensation Committee of the Board of Directors of The Knot, Inc.:

Ira Carlin (Chair)
Eileen Naughton

Summary Compensation Table

The following table sets forth information with respect to the compensation of the following executive officers of The Knot for services rendered in all capacities to us for the years ended December 31, 2010, 2009 and 2008. In this Proxy Statement, we refer to these individuals as our Named Executive Officers. This group includes our Chief Executive Officer, our Chief Financial Officer, and the three most highly compensated executive officers (other than the Chief Executive Officer and Chief Financial Officer) for the year ended December 31, 2010.

Name and Principal Position	Year	Salary ($)(4)	Bonus ($)(5)	Stock Awards ($)(6)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(7)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(8)	All Other Compensation ($)(9)	Total ($)
David Liu Chief Executive Officer	2010	370,000	—	—	—	185,000	—	13,479	568,479
	2009	370,000	—	294,101	—	123,333	—	13,592	801,026
	2008	370,000	—	—	—	—	—	13,710	383,710
John Mueller(1) Chief Financial Officer	2010	300,000	—	—	—	138,750	—	8,647	447,397
	2009	300,000	—	294,101	—	100,000	—	2,421	696,522
	2008	99,038	33,333	525,280	—	—	—	337	657,988
Carley Roney Chief Content Officer	2010	300,000	—	—	—	138,750	—	13,342	452,092
	2009	300,000	—	294,101	—	100,000	—	65,980	760,081
	2008	248,992	—	408,500	—	—	—	3,555	661,047
Carol Koh Evans(2) Chief Operating Officer	2010	350,000	—	—	—	161,875	—	654	512,529
	2009	339,167	—	294,101	—	116,667	—	792	750,727
	2008	182,510	106,000	615,440	—	—	—	3,415	907,365
Nic Di Iorio(3) Chief Technology Officer	2010	350,000	—	—	—	161,875	—	8,657	520,532
	2009	337,500	—	294,101	—	116,667	—	6,665	754,933
	2008	252,083	25,000	573,600	—	—	—	1,680	852,363

(1)	Mr. Mueller joined The Knot in September 2008.
(2)	Ms. Evans joined The Knot in May 2008.
(3)	Mr. Di Iorio joined The Knot in February 2008.
(4)	The annual salary rate at December 31, 2010 for the Named Executive Officers was as follows: Mr. Liu, $370,000; Mr. Mueller, $300,000; Ms. Evans, $350,000; Ms. Roney, $300,000; and Mr. Di Iorio, $350,000.
(5)	Amounts for Ms. Evans and Mr. Mueller for 2008 represent contractual bonuses during the first year of employment. Amount for Mr. Di Iorio for 2008 represents a discretionary bonus for completing a major information technology project.
(6)	Amounts represent the aggregate grant date fair value of service-based restricted stock awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC Topic 718, and in accordance with SEC rules. The grant date fair value of restricted stock is determined based on the number of shares granted and the fair value of The Knot’s Common Stock on the grant date, which is the closing price per share of our Common Stock reported on The Nasdaq Global Market on that date, less the consideration paid by the recipient for the award. Under our Stock Incentive Plan, restricted stock award recipients pay The Knot the par value for the stock, which is $0.01 per share. For each Named Executive Officer in 2009, this value related to a February 2009 award, the first 25% of which vested on the first anniversary of the award date and the remaining 75% of which began to vest thereafter in three equal annual installments on each anniversary thereafter. For Mr. Mueller in 2008, this value related to September 2008 stock awards, one of which was immediately vested and with respect to the other, the first 25% vested on the first anniversary of the award date and the remaining 75% began to vest thereafter in a series of 36 equal monthly installments. For Ms. Evans in 2008, this value related to May 2008 stock awards, one of which was immediately vested and with respect to the other, the first

25% vested on the first anniversary of the award date and the remaining 75% began to vest thereafter in a series of 36 equal monthly installments. For Ms. Roney in 2008, this value related to an August 2008 restricted stock award, of which the first 25% vested in July 2009 and the remaining 75% of which began to vest thereafter in three equal annual installments on each anniversary thereafter. For Mr. Di Iorio in 2008, this value related to a February 2008 restricted stock award, of which the first 25% vested on the first anniversary of the award date and the remaining 75% began to vest thereafter in a series of 12 equal installments every three months.
(7)	Amounts represent payments under The Knot’s 2010, 2009 and 2008 Management Incentive Plans.
(8)	The Knot does not maintain any retirement plans or plans that provide for the deferral of compensation other than our 401(k) savings plan.
(9)	Amounts represent the value of perquisites and other personal benefits which are further detailed below.

Name	Year	The Knot Leased Automobile ($)	The Knot Matched 401(k) Contribution ($)	Group Life Insurance ($)	Employee Stock Purchase Plan ($)(a)	Other ($)(b)	Total ($)
David Liu	2010	8,700	4,125	654	—	—	13,479
	2009	9,100	3,700	792	—	—	13,592
	2008	8,922	3,776	1,012	—	—	13,710
John Mueller	2010	—	3,313	654	4,680	—	8,647
	2009	—	750	792	879	—	2,421
	2008	—	—	337	—	—	337
Carley Roney	2010	—	2,688	654	—	10,000	13,342
	2009	—	2,688	792	—	62,500	65,980
	2008	—	2,543	1,012	—	—	3,555
Carol Koh Evans	2010	—	—	654	—	—	654
	2009	—	—	792	—	—	792
	2008	—	—	1,012	—	2,403	3,415
Nic Di Iorio	2010	—	3,323	654	4,680	—	8,657
	2009	—	1,896	792	3,977	—	6,665
	2008	—	—	759	921	—	1,680
(a)	Amounts represent the expense recognized in The Knot’s statements of operations for 2010, 2009 and 2008 for the fair value of rights arising from elections made by the executive under The Knot’s Employee Stock Purchase Plan during 2010, 2009 and 2008, calculated in accordance with ASC 718.
(b)	Amount for Ms. Roney represents payments under the Name and Likeness Licensing Agreement by and between The Knot, Inc. and Ms. Roney, effective as of January 1, 2009, as amended.

Grants of Plan-Based Awards in 2010

The following table sets forth information concerning awards under our equity and non-equity incentive plans granted to each of the Named Executive Officers in 2010, including performance-based awards.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Market Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David Liu			0	123,333	370,000
John Mueller			0	100,000	255,000
Carley Roney			0	100,000	255,000
Carol Koh Evans			0	116,667	297,500
Nic Di Iorio			0	116,667	297,500

(1)	Amounts represent the threshold, target and maximum awards that could be earned by the executive officer under The Knot’s 2010 Management Incentive Plan. Awards are based on a combination of The Knot performance as measured by revenue and EBITDA, as defined, and if applicable, the achievement of individual performance objectives. Actual incentives paid for 2010 are shown in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column.

Outstanding Equity Awards at December 31, 2010

The following table set forth information concerning outstanding equity awards for each of the Named Executive Officers at December 31, 2010.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David Liu	49,164		0		2.80	6/30/2013
	128,667		0		4.00	6/30/2014
	160,000	(3)	0		18.26	5/29/2012
							32,775	(4)	323,817
John Mueller							54,650	(4)(5)	539,942
Carley Roney	6,817		0		2.80	6/30/2013
							57,775	(4)(6)	570,817
Carol Koh Evans							50,484	(4)(7)	498,782
Nic Di Iorio							45,275	(4)(8)	447,317

(1)	For each option shown, the expiration date is the 10th anniversary of the date the option was granted, except for options granted on May 29, 2007 ($18.26 strike price), which expire on the fifth anniversary of the grant date.
(2)	Calculated by multiplying the number of restricted shares of Common Stock by the closing price per share of The Knot’s Common Stock reported on The Nasdaq Global Market on December 31, 2010 ($9.88).
(3)	The option vested 33.33% in each of May 2008, May 2009 and May 2010.
(4)	The number includes shares that relate to a February 2009 award of 43,700 shares, the first 25% of which vested on the first anniversary of the award date and the remaining 75% of which began to vest in three equal annual installments on each anniversary thereafter.
(5)	The number includes shares that relate to a September 2008 stock award of 50,000 shares, the first 25% of which vested on the first anniversary of the award date and the remaining 75% of which began to vest thereafter in a series of 36 equal monthly installments.
(6)	The number includes shares that relate to an August 2008 stock award of 50,000 shares, of which the first 25% vested in July 2009 and the remaining 75% of which began to vest in three equal annual installments on each anniversary thereafter.
(7)	The number includes shares that relate to a May 2008 stock award of 50,000 shares, the first 25% vested on the first anniversary of the award date and the remaining 75% of which began to vest thereafter in a series of 36 equal monthly installments.
(8)	The number includes shares that relate to a February 2008 stock award of 40,000 shares, the first 25% vested on the first anniversary of the award date and the remaining 75% of which began to vest thereafter in a series of 12 equal installments every three months.

Option Exercises and Stock Vested in 2010

The following table sets forth information concerning the number of shares acquired and the value realized by the named executive officers as a result of stock option exercises and restricted stock vesting in 2010.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
David Liu	274,114	1,540,882	10,925	103,023
John Mueller	—	—	23,425	208,615
Carley Roney	198,739	1,154,108	20,925	241,098
Carol Koh Evans	—	—	23,425	208,857
Nic Di Iorio	—	—	27,800	189,473

(1)	Value realized on exercise is based on the market price of our Common Stock on the date of exercise (closing price) less the exercise price, multiplied by the number of shares underlying the exercised options.
(2)	Value realized on vesting is based on the market value of our Common Stock on the date of vesting (closing price), multiplied by the number of restricted shares.

Potential Payments upon Termination or Change-in-Control

As described above under the heading “Compensation Discussion and Analysis,” upon voluntary termination, termination for cause, death or disability, each of our executive officers would receive benefits available generally to all employees of The Knot. The tables below describe and quantify additional compensation that would have become payable to the named executive officers in connection with an involuntary termination of their employment or a change in control of The Knot on December 31, 2010. Where applicable, the amounts payable assume a $9.88 fair value of our Common Stock (the closing price of our Common Stock on December 31, 2010).

Involuntary Termination

Name	Salary-Based Payments ($)	The Knot Leased Automobile ($)(5)	The Knot Matched 401(k) Contribution ($)(6)	Health, Group Life Insurance and Related Benefits ($)	Total ($)
David Liu(1)	740,000	17,400	8,250	19,963	785,613
John Mueller(2)(3)	300,000	—	3,313	654	303,967
Carley Roney(1)(4)	600,000	—	5,376	1,308	606,684
Carol Koh Evans(2)	350,000	—	—	9,982	359,982
Nic Di Iorio(2)	350,000	—	3,323	9,982	363,305

(1)	Severance consists of payment of base salary, at the rate in effect at the time of termination, for two years following termination and receipt of all benefits (other than vesting of equity awards) during such period.
(2)	Severance consists of an amount equal to base salary in effect at the time of termination payable in a lump sum at termination and receipt of all benefits (other than vesting of equity awards) during the one year period following termination.
(3)	Represents life insurance only; Mr. Mueller did not elect medical coverage for 2010.
(4)	Payments under Name and Likeness Licensing Agreement shall terminate unless the parties enter into a written agreement.
(5)	Estimate based on the payments made by The Knot for 2010.
(6)	Estimate based on the matched contribution by The Knot for 2010.

Change-In-Control

Name	Accelerated Vesting(1)
	Stock Options ($)(2)	Restricted Stock ($)(3)	Total ($)
David Liu	—	161,909	161,909
John Mueller	—	269,971	269,971
Carley Roney	—	285,409	285,409
Carol Koh Evans	—	249,391	249,391
Nic Di Iorio	—	223,659	223,659

(1)	As described above under the heading “Compensation Discussion and Analysis,” certain unvested stock options and restricted stock would be subject to accelerated vesting in connection with a change-in-control.
(2)	The fair market value of our Common Stock on December 31, 2010 was less than the exercise price of the options subject to accelerated vesting.
(3)	Amounts represent the fair market value of our Common Stock on December 31, 2010 multiplied by the number of restricted shares subject to accelerated vesting.

Compensation of Directors in 2010

Our policies effective in 2010 for cash and equity compensation to our non-employee directors were as follows:

Annual Service. Each non-employee director will receive a grant of 7,500 restricted shares of Common Stock upon initial appointment to the Board, which vest in three equal annual installments upon the director’s completion of each year of Board service over the three-year period measured from the grant date. In addition, on the date of each Annual Meeting of Stockholders, each non-employee director who is to continue to serve as a non-employee Board member will receive a grant of 2,500 restricted shares of Common Stock which vest upon the director’s completion of one year of Board service measured from the grant date.

Meeting Fees. Each non-employee director is entitled to receive $2,000 for each Board meeting attended in person and $500 for each Board meeting attended telephonically.

Audit Committee Chairperson. In addition to the fees set forth above, the Chairperson of the Audit Committee is paid an annual fee of $5,000 as compensation for the additional responsibilities and duties of the position.

We also reimburse our directors for travel and other out-of-pocket costs incurred in connection with their attendance at meetings of the Board.

The following table sets forth information concerning the compensation for The Knot’s non-employee directors in 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Charles Baker	9,500	19,800	—	—	—	—	29,300
Ira Carlin	7,000	19,800	—	—	—	—	26,800
Lisa Gersh(1)	3,000	19,800	—	—	—	—	22,800
Eileen Naughton	5,000	19,800	—	—	—	—	24,800
Peter Sachse(2)	—	—	—	—	—	—	—

(1)	Ms. Gersh resigned from the Board on June 29, 2010.
(2)	Mr. Sachse was appointed to the Board in February 2010. Mr. Sachse declined to accept any compensation from The Knot for his service as director for 2010. Mr. Sachse is an executive officer of Macy’s, Inc. Effective February 28, 2011, following the sale by Macy’s, Inc. of all of its shares of Common Stock to The Knot, Mr. Sachse elected to receive compensation from The Knot for his service as a director.
(3)	Amounts represent the aggregate grant date fair value of service-based restricted stock awards computed in accordance with ASC Topic 718, and in accordance with SEC rules.

On May 21, 2010, Mr. Baker, Mr. Carlin, Ms. Gersh and Ms. Naughton were each granted 2,500 restricted shares of Common Stock with a grant date value of $19,800. These restricted shares will vest on May 21, 2011, except Ms. Gersh’s shares, which were forfeited upon her resignation.

At December 31, 2010, the number of unvested restricted shares of Common Stock outstanding was: Mr. Baker, 2,500; Mr. Carlin, 2,500; and Ms. Naughton, 2,500.

In February 2011, the Board amended the cash compensation policy for non-employee directors such that, effective beginning with the 2011 calendar year, each non-employee director will be paid an annual fee of $25,000 in quarterly installments; the Chairman of the Audit Committee will be paid an annual fee of $10,000; and the Chairman of each of the Compensation Committee and the Nominating and Corporate Governance Committee will be paid an annual fee of $5,000.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during the year ended December 31, 2010 were Mr. Carlin, Ms. Gersh (through June 29, 2010) and Ms. Naughton.

During 2010:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of The Knot or any of its subsidiaries;
•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which The Knot was a participant and the amount involved exceeded $120,000;
•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;
•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and
•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

On an ongoing basis, the Audit Committee is required by its charter to review all related party transactions (those transactions that are required to be disclosed in this Proxy Statement by SEC Regulation S-K, Item 404 and under Nasdaq’s rules), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee. Set forth below is summary information concerning the relationships and transactions that was reviewed and approved by the Audit Committee on February 2, 2011 pursuant to its charter. The policies and procedures with respect to such review are not in writing other than the requirement for such review pursuant to the Audit Committee charter. As stated in the charter, the Audit Committee believes that its policies and procedures with respect to such review should remain flexible in order to best react to changing conditions and circumstances.

Macy’s, Inc.

The following is a description of the relationship between Macy’s and The Knot reviewed and approved by the Audit Committee on February 2, 2011 with respect to the year ended December 31, 2010. On February 25, 2011, Macy’s sold back to The Knot all of its shares of our Common Stock. In connection with our agreement to repurchase the shares of our Common Stock owned by Macy’s, certain of the agreements between The Knot and Macy’s which are described below automatically terminated, including the Macy’s Corporate Agreement, the May Bridal Agreement, and the Registration Rights Agreement. The repurchase did not affect the registry or advertising agreements between The Knot and Macy’s. Mr. Sachse continues to serve as a member of our Board of Directors. We intend to de-register the 3,671,526 shares of our Common Stock formerly owned by Macy’s that were registered for resale in March 2010 under the Registration Statement on Form S-3 described below pursuant to a demand by Macy’s under the Registration Rights Agreement.

At December 31, 2010, Macy’s beneficially owned more than 5% of our Common Stock.

Macy’s accounted for approximately 6% of our consolidated net revenue during the year ended December 31, 2010.

As of June 1, 1999, our subsidiary WeddingChannel.com, Inc. and Federated Department Stores, Inc., now known as Macy’s, Inc., entered into a registry agreement (the “Old Registry Agreement”). The Old Registry Agreement, as amended and supplemented, provided that WeddingChannel.com was responsible for the operation and maintenance of the website from which all bridal registries for the department stores owned by Macy’s could be accessed. WeddingChannel.com received a commission from the sale of Macy’s merchandise through this website. For the years ended December 31, 2009 and 2008, WeddingChannel.com recorded registry services revenue under the Old Registry Agreement of $7.4 million and $8.2 million, respectively, and recorded other service fees from Macy’s of $167,000 and $127,000, respectively.

We also recorded revenue under other advertising agreements with Macy’s, which aggregated approximately $1.5 million and $1.0 million for the years ended December 31, 2009 and 2008, respectively. At December 31, 2009, we had accounts receivable from Macy’s of $444,000.

On January 11, 2010, Macy’s and WeddingChannel.com entered into an agreement to terminate the Old Registry Agreement (the “Termination Agreement”), which had been scheduled to expire in January 2011, and entered into a new registry agreement (the “New Registry Agreement”). The initial term of the New Registry Agreement is three years from the last launch date of the new Macy’s and Bloomingdale’s online registry platforms, followed by an automatic renewal term of two additional years (subject to either party’s election not to renew with 90 days notice before the expiration of the initial term). Under the New Registry Agreement, WeddingChannel.com will no longer host and manage the registry websites for Macy’s and Bloomingdale’s. Instead, the New Registry Agreement is similar to contracts that WeddingChannel.com has with its other retail partners, whereby we only receive a commission for purchases originating from our websites. Also, the New Registry Agreement currently provides that Macy’s will continue to be a premier partner on our universal registry engine, Gift Registry 360, under the New Registry Agreement. The Old Registry Agreement terminated after a transition period to fully implement the launch of the new Macy’s and Bloomingdale’s online registry platforms under the New Registry Agreement, which began in February 2010. Under the Termination Agreement, Macy’s agreed to spend $3,000,000 between February 1, 2010 and

January 31, 2011 for advertising and sponsorship programs with us designed to promote the new Macy’s and Bloomingdale’s online registry platforms. Pursuant to the Termination Agreement, Macy’s paid WeddingChannel.com $1,000,000 in February 2010 as a premium for agreeing to the early termination of the Old Registry Agreement.

For the year ended December 31, 2010, consolidated revenues from Macy’s were approximately $7.2 million. Approximately $3.1 million was derived from online advertising, $3.0 million from registry commissions and $1.0 million from the February 2010 termination payment. At December 31, 2010, we had accounts receivable from Macy’s and its affiliates of $798,000.

On February 19, 2002, we entered into a Common Stock Purchase Agreement (the “May Bridal Agreement”) with May Bridal, an affiliate of May Department Stores Company (“May Company”), pursuant to which we sold 3,575,747 shares of our common stock to May Bridal for $5,000,000 in cash. The May Bridal Agreement provided that if we proposed to sell, transfer or otherwise issue any common or preferred stock or other interest convertible into common stock (“equity interests”) to any third party (other than shares previously reserved or certain shares which shall be reserved for future issuance pursuant to stock incentive plans approved by our Board of Directors or stockholders) and which transaction would dilute May Bridal’s interest in the common stock or voting power of The Knot before such transaction by more than one percentage point, then we would offer May Bridal the right to acquire a similar equity interest, on the same terms and conditions as offered to the third party, in such amount as to preserve its percentage interest in the common stock and voting power of The Knot. If we proposed to acquire any equity interest from a third party, which transaction would result in May Bridal’s interest in the common stock or voting power of The Knot exceeding 20%, then we would offer to acquire equity interests from May Bridal on the same terms as offered to the third party, to permit May Bridal to own less than 20% of the common stock or voting power of The Knot after the transaction. In addition, under an amendment to the May Bridal Agreement dated November 11, 2003, so long as May Bridal owned more than 10% of the common stock or voting power of The Knot, May Bridal would have the right to designate one member of our Board of Directors and to nominate and submit such person for election by our stockholders. May Bridal waived its right to acquire equity interests in connection with the sale of common stock by The Knot in November 2003.

On February 19, 2002, we also entered into an agreement (the “Media Services Agreement”) with May Company pursuant to which we jointly developed integrated marketing programs to promote and support those May Company department stores that offered wedding registry services. The Media Services Agreement, as amended, had an initial term of three years expiring in February 2005 and could be automatically extended for up to three additional one-year terms unless terminated by May Company. In November 2004 and 2005, the Media Services Agreement was automatically extended through February 2006 and February 2007, respectively.

May Bridal was merged into May Company in January 2005. Macy’s acquired May Company through a merger effective August 30, 2005. Macy’s waived its right to acquire equity interests in connection with the sales of common stock by The Knot during the three months ended September 30, 2006. Macy’s elected to terminate the Media Services Agreement as of February 2007. For the year ended December 31, 2007, we recorded revenues under the Media Services Agreement in the amount of $68,000.

On June 5, 2006, we entered into an agreement with Macy’s (the “Macy’s Corporate Agreement”), which was effective on September 8, 2006, the date of the closing of our acquisition of WeddingChannel.com. Pursuant to this agreement, for so long as it owns more than 5% of the outstanding common stock or voting power of The Knot, Macy’s shall have the right to designate one member of our Board of Directors and to nominate and submit such person for election by our stockholders, as contemplated by the similar provision in the May Bridal Agreement. The Macy’s Corporate Agreement also provided that if its ownership percentage of the common stock or voting power of The Knot decreased below such level, Macy’s was to be entitled to designate one observer to attend the meetings of our Board of Directors for so long as the Old Registry Agreement remained in effect. For purposes of the Macy’s Corporate Agreement, the outstanding common stock or voting power of The Knot shall be based on the outstanding common stock or voting power of The Knot immediately following the closing of our acquisition of WeddingChannel.com and only sales or transfers

(other than transfers to affiliates of Macy’s) of our common stock by Macy’s or any of its affiliates shall be taken into consideration in determining whether the 5% ownership level has been satisfied.

On October 3, 2006, Mr. Sachse was appointed to our Board of Directors, following the exercise by Macy’s of its right under the Macy’s Corporate Agreement and its selection of Mr. Sachse as its designee. On April 11, 2007, Mr. Sachse resigned from our Board of Directors, but continued to attend board meetings thereafter as the designated observer of Macy’s, pursuant to the request of Macy’s and a resolution approved by our Board of Directors granting Macy’s the right to designate one observer to attend board meetings in lieu of designating one representative to our Board of Directors.

In connection with the termination of the Old Registry Agreement, the Macy’s Corporate Agreement was amended on January 11, 2010 to provide that if Macy’s sells shares of our common stock owned by it and any such sale results in the termination of the right of Macy’s to nominate one representative to our Board of Directors pursuant to the Macy’s Corporate Agreement, Macy’s shall promptly notify us of such sale, and in any event within two business days of the transaction.

On February 16, 2010, our Board of Directors appointed Mr. Sachse as director. Mr. Sachse was appointed to our Board of Directors because Macy’s notified us that it was again exercising its right under the Macy’s Corporate Agreement to nominate one member of our Board of Directors, and selecting Mr. Sachse as its designee. Mr. Sachse is an executive officer of Macy’s.

On April 30, 2008, we entered into a registration rights agreement (the “Registration Rights Agreement”) with Macy’s. Pursuant to the Macy’s Corporate Agreement, Macy’s is entitled to certain rights to cause us to register its shares of our common stock for resale under the Securities Act of 1933, as amended. The Registration Rights Agreement is the definitive agreement with respect to these registration rights. Under the Registration Rights Agreement, the shares that are eligible for registration rights are those shares of our common stock that are restricted securities under the Securities Act, and owned by Macy’s and its affiliates as of the date of the Registration Rights Agreement (the “Registrable Securities”). Macy’s and any person or entity to whom Macy’s sells, transfers or assigns in the aggregate 10% or more of the Registrable Securities are entitled to registration rights under the Registration Rights Agreement (each, a “Holder”). At any time after the date of the Registration Rights Agreement that we are eligible to file a registration statement on Form S-3, a Holder owning at least 20% of the Registrable Securities has the right to demand that we file a registration statement on Form S-3, provided that the aggregate amount of securities to be sold under the registration statement on Form S-3 must be at least $10,000,000. We are obligated to file no more than one registration statement on Form S-3. These registration rights are subject to specified conditions and limitations, including the right of the underwriters, if any, to limit the number of shares included in any such registration under specified circumstances. If we register any securities for public sale, subject to certain exceptions, Holders have the right to include Registrable Securities in the registration statement. These registration rights are subject to specified conditions and limitations, including the right of the underwriters, if any, and The Knot to limit the number of shares included in any such registration under specified circumstances. We will pay all expenses relating to demand registrations and piggyback registrations, other than underwriting discounts and commissions. However, we will not pay for the expenses of any demand registration if the request is subsequently withdrawn by the Holders, subject to specified exceptions. Each of The Knot and the Holders and certain of their affiliates and representatives have certain rights to indemnification in connection with the registration of Registrable Securities. The registration rights for each Holder terminate on the earlier of (1) the date that all Registrable Securities held by such Holder may be sold in a single three-month period under the Securities and Exchange Commission’s Rule 144, or (2) the date on which there are no Holders owning Registrable Securities constituting at least 5% of our common stock outstanding as of the closing of our acquisition of WeddingChannel.com on September 8, 2006.

On March 12, 2010, we filed a Registration Statement on Form S-3 with the Securities and Exchange Commission following notification to us by Macy’s of its demand under the Registration Rights Agreement to register for resale all 3,671,526 shares of our common stock owned by it.

Google Inc.

Eileen Naughton has served as one of our directors since October 2006. Ms. Naughton has been employed by Google since September 2006, and currently serves as Google’s Managing Director, Digital Media Strategy, Americas.

For the years ended December 31, 2010, 2009 and 2008, we recorded revenues generated through Google AdSense text links on our PromSpot website totaling less than $1,000 during each of the three years. In addition, during the ordinary course of business, we utilized Google AdWords for advertising and recorded expenses of $459,000, $411,000 and $296,000 for the years ended December 31, 2010, 2009 and 2008, respectively.

In December 2008, we entered to a content hosting services agreement with Google related to distribution of certain of our video content through its YouTube service. We are entitled to a percentage of advertising revenue received by YouTube sold against our content, and Google is entitled to a percentage of advertising revenue received by The Knot embedded in our content. During the year ended December 31, 2010, no payments were exchanged pursuant to this agreement.

We have also entered into various content license agreements with Google whereby we are permitted to use and display certain Google content, such as Google Maps, on our websites, and make available certain Google products and services to our website users. There are no payments made by The Knot and Google to each other in connection with these agreements.

Indemnification of our Officers and Directors

Our Certificate of Incorporation eliminates, subject to certain exceptions, directors’ personal liability to The Knot or our stockholders for monetary damages for breaches of fiduciary duties. The Certificate of Incorporation does not, however, eliminate or limit the personal liability of a director for (1) any breach of the director’s duty of loyalty to The Knot or our stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit.

Our Bylaws provide that we shall indemnify our directors and executive officers to the fullest extent permitted under the Delaware General Corporation Law, and may indemnify our other officers, employees and other agents as set forth in the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our directors and officers. The indemnification agreements contain provisions that require us, among other things, to indemnify our directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as our directors or executive officers or other entities to which they provide service at our request and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers. We have obtained an insurance policy covering our directors and officers for claims that such directors and officers may otherwise be required to pay or for which we are required to indemnify them, subject to certain exclusions.

PROPOSAL TWO — ADOPTION OF THE 2011 LONG-TERM INCENTIVE PLAN
WITH RESPECT TO COVERED EMPLOYEES AND EXECUTIVE OFFICERS

The Knot is requesting that stockholders approve The Knot, Inc. 2011 Long-Term Incentive Plan (“LTIP”), which was adopted by the Board of Directors subject to stockholder approval with respect to current and future covered employees (“covered employees”) under Section 162(m) of the Internal Revenue code of 1986, as amended (the “Code”) and executive officers within the meaning of Rule 3b-7 of the Securities Exchange Act of 1934, as amended (“executive officers”).

This proposal contains a summary of the LTIP, a copy of which is attached as Exhibit A to this Proxy Statement.

Purpose of the Request for Approval

The Board believes that a well designed incentive compensation plan for the key employees of The Knot is a significant factor in improving operating and financial performance of The Knot, thereby enhancing stockholder value. Important elements of such a plan include:

•	pre-established performance goals and objectives for each performance period;
•	objective, measurable factors bearing directly on reported financial results and related financial metrics as the basis for any payments made under the LTIP; and
•	administrative oversight of the plan by the Compensation Committee.

The Board also believes that all amounts paid pursuant to such a plan should be deductible as a business expense of The Knot. Code Section 162(m) limits the deductibility of bonuses paid to The Knot’s Chief Executive Officer and certain other executive officers, unless the plan under which they are paid meets specified criteria, including stockholder approval.

Briefly, with respect to the LTIP, Code Section 162(m) requires:

•	bonuses to be paid pursuant to an objective formula;
•	certification by the Compensation Committee that the performance goals in the formula have been satisfied; and
•	that the stockholders of The Knot have approved the material terms of the LTIP, which include;
•	the eligible participants;
•	the individual bonus limit; and
•	the objective performance goals under the heading “Payout Criteria and Maximum Bonus” below;

to ensure performance-based bonuses are fully deductible.

The Board believes the adoption of the LTIP to be in the best interest of stockholders and recommends approval with respect to covered employees and executive officers. If the LTIP is not approved by The Knot’s stockholders, bonuses shall not be paid to covered employees or executive officers under the LTIP.

Purpose of the LTIP

The purpose of the LTIP is to motivate and reward eligible employees by making a portion of their compensation dependent on the achievement of certain objective performance goals related to the performance of The Knot and its affiliates.

Because of the fact-based nature of the performance-based compensation exception under Code Section 162(m) and the limited availability of binding guidance thereunder, The Knot cannot guarantee that the awards under the LTIP to covered employees will qualify for exemption under Code Section 162(m). However, the intention of The Knot and the Compensation Committee is to administer the LTIP in compliance with Code Section 162(m) with respect to covered employees or participants who may become covered employees. If any provision of the LTIP does not comply with the requirements of Code Section 162(m), then such provision will be construed or deemed amended to the extent necessary to conform to such requirements. With respect to all other participants, the LTIP may be operated without regard to the constraints of Code Section 162(m).

Participants

Individuals eligible for LTIP awards are officers and key employees of The Knot (as determined by the Compensation Committee), which include The Knot’s covered employees and executive officers. Each executive officer and each other key employee of The Knot has an interest in this Proposal 2. The number of key employees who will participate in the LTIP and the amount of LTIP awards are not presently determinable.

Administration

The LTIP will be administered by the Compensation Committee, which will have all the powers and discretion necessary or appropriate to administer the LTIP and to control its operation, including, but not limited to, the authority to interpret the provisions of the LTIP, determine which employees are eligible to participate in the LTIP, establish target awards and payout formulas, determine the level of attainment of the performance goals and the amount of the actual awards, and prescribe the terms and conditions of awards. The Compensation Committee may delegate, in whole or in part, its administrative authority with respect to LTIP awards to participants other than covered employees or executive officers.

Payout Criteria and Maximum Bonus

Bonus payments under the LTIP will be paid in the form of an equity award and/or cash (or its equivalent). The payment to each participant is based on an individual bonus target for the performance period set by the Compensation Committee in writing and is directly related to the satisfaction of the applicable performance goal(s) set by the Compensation Committee for such performance period. A performance goal is an objective formula or standard utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Compensation Committee in accordance with Code Section 162(m): (i) net income; (ii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iii) operating profit before or after discontinued operations and/or taxes; (iv) revenue; (v) sales; (vi) sales growth; (vii) earnings growth; (viii) cash flow or cash position; (ix) gross margins; (x) stock price; (xi) market share; (xii) return on sales, assets, equity or investment; (xiii) improvement of financial ratings; (xiv) achievement of balance sheet or income statement objectives; (xv) total stockholder return; (xvi) achievement of strategic initiatives (including projects, acquisitions or dispositions); or (xvii) organizational development. As determined in the discretion of the Compensation Committee, the performance goals for any performance period may to the extent consistent with Code Section 162(m) (A) differ from participant to participant, performance period to performance period and from award to award, (B) be based on the performance of The Knot as a whole or the performance of a specific participant or one or more affiliates, divisions, departments, regions, or business units of The Knot, (C) be measured on a per share, per capita, per employee, and/or other objective basis, (D) be measured on a pre-tax or after-tax basis, and (E) be measured on an absolute basis or in relative terms (including, but not limited to, the passage of time and/or against other companies, financial metrics and/or an index). The bonus payable to a participant who is not a covered employee may also be based on other factors (including subjective factors).

The participant’s target award is expressed as a formula or payout matrix relating to the performance goal(s) that have been established by the Compensation Committee for that award. The formula or payout matrix will (i) be in writing, (ii) be based on a comparison of actual performance to the performance goals, (iii) provide for the payment of a participant’s target award if the performance goals for the performance period are achieved at the predetermined level, and (iv) subject to the maximum bonus that may be paid under the LTIP, provide for the payment of an actual award greater than or less than the target, depending upon the extent to which actual performance exceeds or falls below the performance goals. The formula or payout matrix may differ from participant to participant. A performance period is any period up to 36 months in duration. The performance period(s), individual bonus target(s), performance goal(s) and payout formula will be adopted by the Compensation Committee in its sole discretion with respect to each performance period and, with respect to covered employees, must be set forth in writing within 90 days following the commencement of any performance period, but in no event after 25% of the performance period has elapsed (or such other time as may be required or permitted by Code Section 162(m) in order for bonus payments pursuant to the LTIP to be deductible under Code Section 162(m)).

The actual amount of future bonus payments under the LTIP is not presently determinable. However, the LTIP provides that the maximum value of any actual award that can be paid under the LTIP to any participant during any performance period is $1,500,000. Further, the Compensation Committee, in its sole discretion, may reduce or eliminate the amount of a participant’s bonus under the LTIP to an amount below the amount otherwise payable pursuant to the LTIP formula. With respect to LTIP awards to participants who are not subject to Code Section 162(m), the Compensation Committee may use its discretion to increase the amount otherwise payable under the LTIP award.

Payment of Awards

Prior to the payment of any bonus under the LTIP to covered employees, after each performance period, the Compensation Committee will certify in writing the extent to which the performance goals applicable to each participant for the performance period were achieved or exceeded and whether any other conditions to payment for the applicable performance period have been satisfied. A participant will only be eligible to receive an actual award intended to qualify as performance-based compensation under Code Section 162(m) for a performance period if the performance goals for such period are achieved.

The payment of a bonus for a given performance period generally requires the participant to be employed by The Knot as of the date the bonus is paid. The payment of bonuses under the LTIP will be paid in the form of an equity award and/or cash (or its equivalent). To the extent that a bonus is paid in part or in full in the form of an equity award, the number of shares subject to such equity award will be determined subject to a conversion ratio based on the fair market value of our Common Stock on the issuance date, as determined by the Compensation Committee. A participant will have the option to receive his or her bonus in the form of cash (or its equivalent); provided, however, that such distribution will be equal to a percentage (not to exceed 100%), as determined by the Compensation Committee, of the value that would otherwise have been earned and distributed in the form of an equity award. Any equity award will be issued pursuant to the terms, conditions and procedures of The Knot’s 2009 Stock Incentive Plan or any successor equity incentive plan that we may adopt and an equity award agreement thereunder. The payment of bonuses under the LTIP will occur within a reasonable period of time after the end of the applicable performance period but may occur sooner with respect to LTIP awards to participants who are not subject to the limitations of Code Section 162(m).

Term and Amendment of LTIP

The LTIP will first become available for performance periods beginning in fiscal 2011. The LTIP does not have a fixed termination date and may be terminated by the Compensation Committee at any time, provided that such termination will not affect the payment of any award accrued prior to the time of termination. The Compensation Committee may amend or suspend, and reinstate, the LTIP at any time, provided that any such amendment or reinstatement shall be subject to stockholder approval if required by Code Section 162(m), or any other applicable laws, rules or regulations.

The summary of the LTIP provided above is a summary of the principal features of the LTIP. This summary, however, does not purport to be a complete description of all of the provisions of the LTIP. It is qualified in its entirety by reference to the full text of the LTIP. A copy of the LTIP has been filed with the Securities and Exchange Commission with this Proxy Statement, and any stockholder who wishes to obtain a copy of the LTIP may do so by written request to the Secretary at The Knot’s headquarters in New York, NY.

Federal Income Tax Consequences

Under present U.S. federal income tax law, participants will recognize ordinary income equal to the amount of the award received in the year of receipt, or, in the case of an equity award with vesting requirements, at the date of vesting (in the case of restricted stock units or restricted stock). That income will be subject to applicable income and employment tax withholding by us. If and to the extent that the bonus payments under the LTIP satisfy the requirements of Code Section 162(m) and otherwise satisfy the requirements for deductibility under U.S. federal income tax law, we will receive a deduction for the amount constituting ordinary income to the participant.

New Plan Benefits

Awards under the LTIP are to be determined based on metrics that may be established from time to time and on actual performance. Therefore, the benefits and amounts that will be received or allocated under the LTIP are not determinable at this time.

Vote Required

The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting will be required to adopt the 2011 Long-Term Incentive Plan with respect to the covered employees and executive officers.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the adoption of the 2011 Long-Term Incentive Plan with respect to the covered employees and executive officers.

PROPOSAL THREE — ADOPTION OF AN AMENDMENT TO THE COMPANY’S AMENDED
AND RESTATED CERTIFICATE OF INCORPORATION
CHANGING THE COMPANY’S NAME TO
XO GROUP INC.

The Board of Directors has unanimously approved and is seeking stockholder approval of an amendment to our Amended and Restated Certificate of Incorporation, to change the Company’s name to XO Group Inc.

Reasons for the Amendment to Change the Company’s Name

We are the premier media company devoted to weddings, pregnancy, and everything in between, providing young women with the trusted information, products, and advice they need to guide them through the most transformative events of their lives. Our family of premium brands began with the industry’s leading wedding brand, The Knot, and has grown to include WeddingChannel.com, The Nest, and The Bump.

The new company name (XO Group Inc.) is meant to be a better umbrella for all of our brands, and the lifestages that these brands represent in our media, products and services. The current company name (The Knot, Inc.) served us well when we operated only in the wedding and engagement lifestage, under one brand. However, as we have expanded into new lifestages, brands and markets, the current company name is no longer completely representative of everything that we offer.

XO Group is intended to evoke the spirit of the idiom “XOXO” — hugs and kisses. This idiom has been part of our corporate culture since our founding — for example, our Editor-in-Chief letters in each of our magazines have always been signed “XOXO, Carley,” and we often market our services to clients by saying that our business opportunity for all of our lifestages begins with a hug and a kiss. We think re-naming the company XO Group will reflect the same sort of whimsy and hip sensibility that our current company name, The Knot, does for our offerings in the original weddings lifestage.

In addition to providing our current brands and operations with a distinct corporate umbrella, we believe the new name will be more easily recognized in international markets as we continue to expand outside of the United States, without tying our corporate identity to Western words or idioms or requiring translation.

None of our websites, publications, applications, services or other media will change branding other than our corporate website, which is currently at TheKnotInc.com.

Effects of the Amendment to Change the Company’s Name

If this proposal is approved, the name change will be effective upon the filing of an amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. This amendment will change Article I of the Amended and Restated Certificate of Incorporation to read in its entirety as follows:

Article I

Name

The name of the Corporation is XO Group Inc.

If the name change becomes effective, the rights of stockholders holding certificated shares under currently outstanding stock certificates and the number of shares represented by those certificates will remain unchanged. The name change will not affect the validity or transferability of any currently outstanding stock certificates nor will it be necessary for stockholders with certificated shares to surrender or exchange any stock certificates they currently hold as a result of the name change.

Vote Required

The affirmative vote of a majority of the shares of Common Stock issued and outstanding on the Record Date will be required to adopt the amendment to the Company’s Amended and Restated Certificate of Incorporation changing the Company’s name to XO Group Inc.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the adoption of the amendment to the Company’s Amended and Restated Certificate of Incorporation changing the Company’s name to XO Group Inc.

PROPOSAL FOUR — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee of The Board of Directors has reappointed the firm of Ernst & Young LLP, the independent registered public accounting firm for The Knot during the year ended December 31, 2010, to serve in the same capacity for the year ending December 31, 2011, and is asking the stockholders to ratify this appointment. Representatives of the firm of Ernst & Young are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The appointment of independent auditors is made annually by the Audit Committee and subsequently submitted to the stockholders for ratification. Before making its appointment of Ernst & Young, the Audit Committee carefully considered that firm’s qualifications as the independent registered public accounting firm for The Knot. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Committee has expressed its satisfaction with Ernst & Young in all of these respects.

Fees

Audit Fees

The aggregate fees billed by Ernst & Young for professional services rendered for the audit of our annual financial statements, the reviews of the financial statements included in our quarterly reports on Form 10-Q and for other attest services, primarily consents related to SEC registration statements, were $1,104,500 and $1,185,000 for 2010 and 2009, respectively.

Audit-Related Fees

No audit-related services were rendered during 2010 or 2009.

Tax Fees

The aggregate fees billed by Ernst & Young for tax compliance, tax consulting and tax planning services were $231,030 and $168,000 for 2010 and 2009, respectively.

All Other Fees

The aggregate fees billed by Ernst & Young for other services, consisting of the Ernst & Young online accounting reference tool, were $3,600 and $2,700 for 2010 and 2009, respectively. No other services were rendered by Ernst & Young during 2010 and 2009 other than those described above.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services and has considered whether the provision of the services covered by the categories “Tax Fees” and “All Other Fees” are compatible with maintaining the independence of Ernst & Young. The Audit Committee has authorized each of its members to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reviewed with the full Audit Committee at its next meeting.

As early as practicable in each year, Ernst & Young provides to the Audit Committee a schedule of the audit and other services that they expect to provide or may provide during the year. The schedule will be specific as to the nature of the proposed services, the proposed fees, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the year.

A schedule of additional services proposed to be provided by Ernst & Young or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.

Vote Required

The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee believes that such a change would be in The Knot’s and our stockholders’ best interests.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP to serve as The Knot’s independent registered public accounting firm for the year ending December 31, 2011.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The charter of the Audit Committee of the Board of Directors specifies that the purpose of the Committee is to assist the Board of Directors in its oversight of:

•	the integrity of The Knot’s financial statements;
•	the adequacy of The Knot’s system of internal accounting and financial controls;
•	the appointment, engagement and performance of the independent registered public accounting firm and the evaluation of the independent auditors’ qualifications and independence; and
•	The Knot’s compliance with legal and regulatory requirements.

In discharging its responsibilities, the Committee is not itself responsible for the planning or the performance of audits, or for any determination that The Knot’s financial statements are complete and accurate, or in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of The Knot’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by The Knot. The Knot’s independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing The Knot’s financial statements and for reviewing The Knot’s unaudited interim financial statements.

The Committee met five times in 2010. The Committee’s meetings included separate discussions with management and Ernst & Young.

As part of its oversight of The Knot’s financial statements, the Committee reviewed and discussed with both management and Ernst & Young all annual financial statements and quarterly operating results before their issuance. Management represented to the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles. The Committee discussed with Ernst & Young the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of The Knot’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with Ernst & Young the critical accounting policies and practices used in the preparation of The Knot’s annual consolidated financial statements and whether there were any audit problems.

The Committee discussed with Ernst & Young that firm’s independence from The Knot and management. The Committee obtained and reviewed the written disclosures and letter pursuant to Rule 3526 of the Public Company Accounting Oversight Board and provided to the Committee by Ernst & Young. The Committee also discussed with Ernst and Young:

•	the firm’s internal quality control procedures;
•	any material issues raised by the most recent internal quality control review (or peer review) of the firm; and
•	all relationships between the firm and The Knot.

The Committee reviewed and pre-approved the fees for services rendered by Ernst & Young for 2010 and considered whether the provision of non-audit services by Ernst & Young in 2010 was compatible with maintaining the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in The Knot’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

The Committee has appointed Ernst & Young as The Knot’s independent registered public accounting firm for the year ending December 31, 2011.

Submitted by the Audit Committee of the Board of Directors of The Knot, Inc.:

Charles Baker (Chair)
Ira Carlin
Eileen Naughton

PROPOSAL FIVE — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires us to provide an advisory stockholder vote to approve the compensation of our named executive officers, as such compensation is disclosed pursuant to the disclosure rules of the SEC. Accordingly, we are providing our stockholders with the opportunity to cast an advisory vote on the fiscal 2010 compensation of our named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures.

As more fully described in this proxy statement under the heading “Executive and Director Compensation,” the compensation of our executive officers is based on a design that ties a substantial percentage of an executive’s compensation to the attainment of financial and other performance measures that, the Board of Directors believes, promote the creation of long-term shareholder value and position the Company for long-term success. Executive officers are compensated with a combination of cash payments and equity awards designed to reward recent results and motivate long-term performance. We believe the mix of cash and equity compensation, the terms of the Annual Management Incentive Plan and the terms of long-term incentive awards, as well as the terms of executives’ employment agreements, are all designed to enable the Company to attract and maintain top talent while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee and the Board of Directors believe that the design of the program, and hence the compensation awarded to Named Executive Officers under the current program, fulfills this objective.

This Proposal 5 allows our stockholders to express their opinions regarding the decisions of the Compensation Committee on the prior year’s annual compensation to the named executive officers. Your advisory vote will serve as an additional tool to guide the Board of Directors and the Compensation Committee in continuing to improve the alignment of the Company’s executive compensation programs with the interests of the Company and its shareholders, and is consistent with our commitment to high standards of corporate governance.

Based on the above, we request that you indicate your support for our executive compensation philosophy and practices, by voting in favor of the following resolution:

RESOLVED, that the stockholders advise that they approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material).

Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.

Vote on this Proposal

Although the vote is non-binding, the Board of Directors and the Compensation Committee will review the voting results in connection with their ongoing evaluation of the Company’s compensation program. Broker non-votes (as described under “Voting” beginning on page 2) are not entitled to vote on this proposal and will not be counted in evaluating the results of the vote.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” advisory approval of the resolution set forth above.

PROPOSAL SIX — ADVISORY VOTE ON FREQUENCY OF VOTES ON
EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires us to provide an advisory stockholder vote to determine how often to present the advisory stockholder vote to approve the compensation of our named executive officers. We must solicit your advisory vote on whether to have the say-on-pay vote every one, two or three years. Accordingly, we are providing our stockholders with the opportunity to cast an advisory vote as to the appropriate frequency for the say-on-pay vote. Stockholders may vote as to whether the say-on-pay vote should occur every one, two or three years, or may abstain from voting on the matter.

You are being asked to consider the following resolution and indicate, with your vote, whether advisory resolutions with respect to executive compensation should be presented to the stockholders every one, two or three years.

RESOLVED, that the stockholders of the Company advise that an advisory resolution with respect to executive compensation should be presented every one, two or three years as reflected by their votes for each of these alternatives in connection with this resolution.

The Board is in favor of presenting the advisory resolution with respect to executive compensation every three years. The Board believes this is the proper frequency to allow stockholders to focus on overall design issues of the executive compensation program rather than details of individual decisions; to align with the goal of compensation programs, such as the 2011 Long-Term Incentive Plan, which are designed to reward performance that promotes long-term stockholder value; and to avoid the burden that annual votes would impose on stockholders required to evaluate the compensation programs of a large number of companies each year.

For this reason, the Board of Directors recommends a vote “FOR” the holding of advisory votes on executive compensation every THREE years.

Vote on this Proposal

In voting on this resolution, you should mark your proxy for one, two or three based on your preference as to the frequency with which an advisory vote on executive compensation should be held. If you have no preference you should abstain.

Although the vote is non-binding, the Board of Directors and the Compensation Committee will review the voting results in connection with their ongoing evaluation of stockholder approval of the Company’s executive compensation. Broker non-votes (as described under “Voting” beginning on page 2) are not entitled to vote on this proposal and will not be counted in evaluating the results of the vote.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” advisory approval of the holding of advisory votes on executive compensation every THREE years.

OWNERSHIP OF SECURITIES

The following table sets forth information with respect to the beneficial ownership of our outstanding Common Stock as of April 18, 2011, by:

•	each person or group of affiliated persons whom we know to beneficially own more than five percent of our Common Stock;
•	each of our “Named Executive Officers,” who are the executive officers named in the “Summary Compensation Table” of this Proxy Statement;
•	each of our directors and director nominees; and
•	all of our directors and executive officers as a group.

The following table gives effect to the shares of Common Stock issuable within 60 days of April 18, 2011 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 31,600,455 shares of Common Stock outstanding at April 18, 2011 (excluding shares held in treasury). Unless otherwise indicated, the persons named in the table directly own the shares and have sole voting and sole investment power with respect to all shares beneficially owned. All shares of restricted Common Stock may be voted by a holder, whether or not vested.

Name and Address	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
5% Stockholders
Kornitzer Capital Management, Inc.(1)	2,536,355	8.0%
BlackRock, Inc.(2)	2,367,429	7.5%
Wellington Management Company, LLP(3)	2,307,293	7.3%
Wallace R. Weitz & Co.(4)	2,197,210	7.0%
Named Executive Officers and Directors
David Liu(5)	1,042,600	3.3%
John Mueller(6)	126,797	*
Carley Roney(7)	627,031	2.0%
Carol Koh Evans(8)	112,547	*
Nic Di Iorio(9)	121,569	*
Charles Baker(10)	20,000	*
Ira Carlin	7,500	*
Eileen Naughton	17,500	*
Peter Sachse	0	*
All Directors and Executive Officers as a group (10 persons)(11)	2,157,549	6.8%

*	Less than 1%.
(1)	Based solely on our review of a Schedule 13G filed with the SEC on January 21, 2011 by Kornitzer Capital Management, Inc. The Schedule 13G states that Kornitzer Capital Management has the sole power to vote 2,536,355 shares, sole power to dispose of 2,473,355 shares, and shared power to dispose of 63,000 shares. The address of Kornitzer Capital Management, Inc. is 5420 West 61st Place, Shawnee Mission, Kansas 66205.
(2)	Based solely on our review of a Schedule 13G filed with the SEC on February 7, 2011 by BlackRock, Inc. The Schedule 13G states that BlackRock, Inc. has the sole power to vote and dispose of 2,367,429 shares. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.
(3)	Based solely on our review of a Schedule 13G filed with the SEC on February 14, 2011 by Wellington Management Company, LLP. The Schedule 13G states that Wellington Management Company, LLP has the shared power to vote 1,555,673 shares and the shared power to dispose of 2,307,293 shares.

Wellington, in its capacity as investment adviser, may be deemed to beneficially own 2,307,293 shares which are held of record by clients of Wellington. The address of Wellington is 280 Congress Street, Boston, Massachusetts 02210.
(4)	Based solely on our review of a Schedule 13G filed with the SEC on January 28, 2011 by Wallace R. Weitz & Company. The Schedule 13G states that Wallace R. Weitz & Company has the sole power to vote and dispose of 2,197,210 shares and Wallace R. Weitz as president and primary owner has shared power to vote and dispose of these shares. All of the shares reported in the Schedule 13G are owned of record by investment advisory clients of Wallace R. Weitz & Company. The address of each filing person is 1125 South 103rd Street, Suite 200, Omaha, Nebraska 68124.
(5)	Includes 51,850 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days. Includes 337,831 shares of Common Stock issuable upon the exercise of presently exercisable options. Includes 280,539 shares that are owned of record by GRATs over which Mr. Liu has indirect beneficial ownership.
(6)	Includes 77,475 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days.
(7)	Includes 76,850 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days. Includes 6,817 shares of Common Stock issuable upon the exercise of presently exercisable options. Includes 280,539 shares that are owned of record by GRATs over which Ms. Roney has indirect beneficial ownership.
(8)	Includes 73,308 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days.
(9)	Includes 84,350 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days.
(10)	Includes 17,500 shares that are owned of record by a family trust over which Mr. Baker has indirect beneficial ownership as trustee.
(11)	Includes 438,183 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days. Includes 344,648 shares of Common Stock issuable upon the exercise of options that are presently exercisable or exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires The Knot’s officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

Based solely on a review of (1) the copies of such reports furnished to The Knot and (2) the written representations received from one or more of such reporting persons or entities that no annual Form 5 reports were required to be filed by them for 2010, we believe that, during 2010, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were satisfied in a timely manner.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholder proposals that are intended to be presented at our annual meeting of stockholders to be held in 2012 must be received by us no later than December 31, 2011, if such proposals are to be included in the proxy statement and related proxy materials relating to that meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended. In addition, under The Knot’s Bylaws, any proposal for consideration at our annual meeting of stockholders to be held in 2012 submitted by a stockholder other than pursuant to Rule 14a-8 will be considered timely if it is received by The Knot’s Secretary at our principal executive offices between the close of business on February 16, 2012 and the close of business on March 17, 2012, and is otherwise in compliance with the requirements set forth in The Knot’s Bylaws, which can be accessed in the “Investor Relations — Corporate Governance” section of The Knot’s corporate website at www.theknotinc.com. The proxy solicited by the Board of Directors for the annual meeting of stockholders to be held in 2012 will confer discretionary authority to vote as the proxy holders deem advisable on any stockholder proposal which is considered untimely.

ANNUAL REPORT

The Knot filed an Annual Report on Form 10-K for the year ended December 31, 2010 with the Securities and Exchange Commission on March 16, 2011. Stockholders may obtain a copy of this report, without charge, upon written request, by writing to Investor Relations at our executive offices, which are located at 462 Broadway, 6th Floor, New York, New York 10013. The report is also available through our corporate website at www.theknotinc.com.

A copy of The Knot’s Annual Report for the year ended December 31, 2010 is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

In order to reduce printing and postage costs, only one Annual Report or Proxy Statement, as applicable, will be mailed to multiple stockholders sharing an address unless The Knot receives contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, The Knot will deliver promptly a separate copy of the Annual Report and the Proxy Statement to any stockholder who sends a written request to Investor Relations at our executive offices, which are located at 462 Broadway, 6th Floor, New York, New York 10013. If your household is receiving multiple copies of The Knot’s annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to Investor Relations at our executive offices, which are located at 462 Broadway, 6th Floor, New York, New York 10013.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of The Knot’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement or future filings made by The Knot under those statutes, the Compensation Committee Report, the Audit Committee Report, references to the Audit Committee Charter and references to the independence of the Audit Committee members are not deemed filed with the Securities and Exchange Commission, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by The Knot under those statutes, except to the extent that The Knot specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes. Our website address provided in this Proxy Statement is not intended to function as a hyperlink, and the information on our website is not and should not be considered part of this Proxy Statement and is not incorporated by reference herein.

OTHER MATTERS

The Board knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying Proxy to vote the shares represented thereby on such matters in accordance with their best judgment. Discretionary authority with respect to such other matters is granted by the execution of the accompanying Proxy.

YOUR VOTE IS IMPORTANT. OUR BOARD OF DIRECTORS URGES YOU TO VOTE
VIA INTERNET; TELEPHONE; BY MARKING, DATING, SIGNING AND RETURNING
A PROXY CARD IF YOU RECEIVE YOUR PROXY MATERIALS BY U.S. MAIL;
OR BY ATTENDING OUR ANNUAL MEETING IN PERSON ON JUNE 15, 2011.

EXHIBIT A

THE KNOT, INC.
2011 LONG-TERM INCENTIVE PLAN
(As Adopted _____________, 2011)

1.  PURPOSE

The purpose of the Plan is to motivate and reward eligible employees by making a portion of their compensation dependent on the achievement of certain Performance Goals related to the performance of the Company and its affiliates. The Plan is designed with the intention that the incentives paid hereunder to certain executive officers of the Company will be deductible under Code Section 162(m). The adoption of the Plan as to current and future Covered Employees and Executive Officers is subject to the approval of the Company’s stockholders.

2.  DEFINITIONS

The following definitions shall be applicable throughout the Plan:

(a) “Actual Award” means, as to any Performance Period, the actual amount of incentive payable, if any, under the Plan to a Participant with respect to a Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 5(e) to reduce or eliminate the award otherwise determined by the Payout Formula.

(b) “Board” means the Board of Directors of the Company, as constituted from time to time.

(c) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated there under.

(d) “Committee” means the Compensation Committee of the Board or another committee designated by the Board which is comprised of two or more “outside directors” as defined in Code Section 162(m).

(e) “Company” means The Knot, Inc.

(f) “Covered Employees” means covered employees as determined under Code Section 162(m)).

(g) “Determination Date” means a date within ninety (90) days following the commencement of any Performance Period, but in no event after twenty-five percent (25%) of the Performance Period has elapsed (or such other time as may be required or permitted that will not jeopardize the qualification of a Target Award or Actual Award (collectively, “Awards”) as performance-based compensation under Code Section 162(m)).

(h) “Executive Officers” means executive officers within the meaning of Rule 3b-7 of the Securities Exchange Act of 1934, as amended.

(i) “Participant” means any officer or key employee of the Company who is designated as a Participant by the Committee.

(j) “Payout Formula” means, as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 5(b) in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

(k) “Performance Goal” means an objective formula or standard determined by the Committee with respect to each Performance Period utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Committee in accordance with Code Section 162(m): (i) net income; (ii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iii) operating profit before or after discontinued operations and/or taxes; (iv) revenue; (v) sales; (vi) sales growth; (vii) earnings growth; (viii) cash flow or cash position; (ix) gross margins; (x) stock price; (xi) market share; (xii) return on sales, assets, equity or investment; (xiii) improvement of financial ratings; (xiv) achievement of balance sheet or income statement objectives; (xv) total stockholder return; (xvi) achievement of strategic initiatives (including projects, acquisitions or dispositions), or (xvii) organizational development. As determined in the discretion of the Committee, the Performance Goals for any Performance Period may to

the extent consistent with Code Section 162(m) (A) differ from Participant to Participant, Performance Period to Performance Period and from Award to Award, (B) be based on the performance of the Company as a whole or the performance of a specific Participant or one or more affiliates, divisions, departments, regions, or business units of the Company, (C) be measured on a per share, per capita, per employee, and/or other objective basis (D) be measured on a pre-tax or after-tax basis, and (E) be measured on an absolute basis or in relative terms (including, but not limited to, the passage of time and/or against other companies, financial metrics and/or an index). Without limiting the foregoing, the Committee shall adjust any Performance Goal or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock. Awards issued to Participants who are not subject to the limitations of Code Section 162(m) may take into account other factors (including subjective factors).

(l) “Performance Period” means any period not exceeding 36 months as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

(m) “Plan” means this The Knot, Inc. 2011 Long-Term Incentive Plan, as amended from time to time.

(n) “Target Award” means, as to any Performance Period, the target amount of incentive payable under the Plan to a Participant with respect to a Performance Period, expressed as a percentage of his or her base salary or a specific dollar amount or as otherwise determined by the Committee in its discretion.

3.  ADMINISTRATION

The Plan shall be administered by the Committee, which shall have all the powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the authority to interpret the provisions of the Plan, determine which employees are eligible to participate in the Plan, establish Target Awards and Payout Formulas, determine the level of attainment of the Performance Goals and the amount of the Actual Awards, and prescribe the terms and conditions of Awards. The decisions of the Committee shall be final and binding on all parties making claims under the Plan. The Committee may delegate its administrative authority in whole or in part with respect to Awards issued to Participants who are not current or future Covered Employees or Executive Officers.

4.  ELIGIBILITY

Officers and key employees of the Company shall be eligible to participate in the Plan as determined at the sole discretion of the Committee. Participation in the Plan shall be determined on a Performance Period by Performance Period basis. Accordingly, an employee who is a Participant for a given Performance Period is in no way guaranteed or assured of being selected for participation in any subsequent Performance Period.

5.  DETERMINATION OF AMOUNT OF AWARDS

(a) With respect to each Participant, the Committee will establish one or more Performance Periods, an individual Participant’s Target Award for each Performance Period and the Performance Goal(s) to be met during such Performance Periods. With respect to Participants who are or may become subject to Code Section 162(m), the establishment of the Performance Period(s), the applicable Performance Goals, the Payout Formula and the Target Awards shall be set forth in writing on or before the Determination Date and shall otherwise be established in compliance with and to the extent required by the rules of Code Section 162(m).

(b) On or prior to the Determination Date for a Performance Period, the Committee, in its sole discretion, shall establish a Payout Formula for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (i) be in writing, (ii) be based on a comparison of actual performance to the Performance Goals, (iii) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved at the predetermined level, and (iv) subject to Section 5(e) below, provide for the payment of an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals.

(c) The impact of objectively defined and non-discretionary items (includable in one or more of the following categories) may be taken into account in any manner pre-established by the Committee in accordance with Code Section 162(m) when determining whether a Performance Goal has been attained: (i) changes in generally accepted accounting principles (“GAAP”); (ii) nonrecurring items, if any, that may be defined in an objective and non-discretionary manner under U.S. GAAP accounting standards or other applicable accounting standards in effect from time to time; (iii) the sale of investments or non-core assets; (iv) discontinued operations, categories or segments; (v) legal claims and/or litigation and insurance recoveries relating thereto; (vi) amortization, depreciation or impairment of tangible or intangible assets; (vii) reductions in force or early retirement programs; (viii) investments, acquisitions or dispositions; (ix) political, legal and other business interruptions (such as due to war, insurrection, riot, terrorism, confiscation, expropriation, nationalization, deprivation, seizure, and regulatory requirements); (x) natural catastrophes; (xi) currency fluctuations; (xii) stock based compensation expense; (xiii) early retirement of debt; (xiv) conversion of convertible debt securities; and (xv) termination of real estate leases. Each of the adjustments described above may relate to the Company as a whole or any part of the Company’s business or operations.

(d) With respect to Participants who are subject to the limitations of Code Section 162(m), after the end of each Performance Period, the Committee shall certify in writing (which may be by approval of the minutes in which the certification was made) the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded, as determined by the Committee. A Participant will only be eligible to receive an Actual Award intended to qualify as performance-based compensation under Code Section 162(m) for a Performance Period if the Performance Goals for such period are achieved. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified in writing by the Committee.

(e) The maximum value of any Actual Award that can be paid under the Plan to any Participant during any Performance Period is $1,500,000. The Committee reserves the right, in its sole discretion, to reduce or eliminate the amount of an Actual Award otherwise payable to a Participant with respect to any Performance Period. In addition, with respect to Awards issued to Participants who are not subject to the limitations of Code Section 162(m), the Committee reserves the right, in its sole discretion, to increase the amount of an Actual Award otherwise payable to a Participant with respect to any Performance Period.

6.  PAYMENT OF AWARDS

(a) Unless otherwise determined by the Committee, a Participant must be employed on the date the Actual Award is to be paid. The Committee may make exceptions to this requirement in the case of retirement, death or disability or under other circumstances, as determined by the Committee in its sole discretion.

(b) Each Actual Award shall be paid in the form of an equity award and/or cash (or its equivalent). To the extent that an Actual Award is paid in part or in full in the form of an equity award, the number of shares subject to such equity award will be determined subject to a conversion ratio based on the fair market value of the Company’s common stock on the issuance date, as determined by the Committee. A Participant will have the option to receive his or her Actual Award in the form of cash (or its equivalent); provided, however, that such distribution will be equal to a percentage (not to exceed one hundred percent (100%)), as determined by the Committee, of the value that would otherwise have been earned and distributed in the form of an equity award. Any equity award will be issued pursuant to the terms, conditions and procedures of the Company’s 2009 Stock Incentive Plan as may be hereafter amended from time to time or any successor equity incentive plan that the Company may adopt from time to time and an equity award agreement thereunder.

(c) Any distribution made under the Plan shall occur within a reasonable period of time after the end of the Performance Period in which the Participant has earned the Actual Award but may occur prior to the end of the Performance Period with respect to Awards issued to Participants who are not subject to the limitations of Code Section 162(m); provided, that no Actual Award shall become payable to a Participant who is subject to the limitations of Code Section 162(m) with respect to any Performance Period until the Committee has certified in writing that the terms and conditions underlying the payment of such Actual Award have been satisfied. Notwithstanding the foregoing, in order to comply with the short-term deferral exception under Code Section 409A, the regulations and other guidance thereunder and any state law of similar effect (collectively “Code Section 409A”), if the Committee waives the requirement that a Participant must be employed on the date the Actual Award is to be paid, payout shall occur no later than the 15th day of the third month following the later of (i) the end of the Company’s taxable year in which such Award is earned or (ii) the end of the calendar year in which such Award is earned.

7.  GENERAL

(a) TAXES AND OTHER REQUIRED DEDUCTIONS. The Company shall have the right to deduct from all Actual Awards any federal, state, local or foreign income and/or payroll taxes and any other deductions required by law to be withheld with respect to such payments. The Company also may withhold from any other amount payable by the Company or any affiliate to the Participant an amount equal to the taxes or other deductions required to be withheld from any Actual Award.

(b) CLAIM TO AWARDS AND EMPLOYMENT RIGHTS. Nothing in the Plan shall confer on any Participant the right to continued employment with the Company or any of its affiliates, or affect in any way the right of the Company or any affiliate to terminate the Participant’s employment at any time, and for any reason, or change the Participant’s responsibilities. Awards represent unfunded and unsecured obligations of the Company and a holder of any right hereunder in respect of any Award shall have no rights other than those of a general unsecured creditor to the Company.

(c) BENEFICIARIES. To the extent the Committee permits beneficiary designations, any payment of Awards due under the Plan to a deceased Participant shall be paid to the beneficiary duly designated by the Participant in accordance with the Company’s practices. If no such beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s legal representative. A beneficiary designation may be changed or revoked by a Participant at any time, provided the change or revocation is filed with the Committee prior to the Participant’s death.

(d) NONTRANSFERABILITY. A person’s rights and interests under the Plan, including any Award previously made to such person or any amounts payable under the Plan, may not be assigned, pledged, or transferred except, in the event of a Participant’s death, to a designated beneficiary as provided in the Plan, or in the absence of such designation, by will or the laws of descent and distribution.

(e) INDEMNIFICATION. Each person who is or shall have been a member of the Committee and each employee of the Company or an affiliate who is delegated a duty under the Plan shall be indemnified and held harmless by the Company from and against any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in any such action, suit or proceeding against him or her, provided such loss, cost, liability or expense is not attributable to such person’s willful misconduct. Any person seeking indemnification under this provisions shall give the Company prompt notice of any claim and shall give the Company an opportunity, at its own expense, to handle and defend the same before the person undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(f) SUCCESSORS. All obligations of the Company and any of its affiliates under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company and/or such affiliates, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company or such affiliates.

(g) EXPENSES. The expenses of administering the Plan shall be borne by the Company.

(h) TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(i) INTENT. The intention of the Company and the Committee is to administer the Plan in compliance with Code Section 162(m) so that the Awards paid under the Plan to Participants who are or may become subject to Code Section 162(m) will be treated as performance-based compensation under Code Section 162(m)(4)(C). If any provision of the Plan does not comply with the requirements of Code Section 162(m), then such provision shall be construed or deemed amended to the extent necessary to conform to such requirements. With respect to all other Participants, the Plan may be operated without regard to the constraints of Code Section 162(m).

(j) GOVERNING LAW. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award shall be determined in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws thereof) and applicable Federal law.

(k) SECTION 409A. It is the intent of this Plan that all payments hereunder be exempt from the requirements of Code Section 409A so that none of the payments to be provided under this Plan will be subject to the adverse tax penalties imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be so exempt. The Company and each Participant will work together in good faith to consider amendments to the Plan or revisions to the Plan with respect to the payment of any Awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to the Participant under Code Section 409A. In no event will the Company reimburse a Participant for any taxes or other penalties that may be imposed on the Participant as a result of Code Section 409A.

(l) AMENDMENTS AND TERMINATION. The Committee may terminate the Plan at any time, provided such termination shall not affect the payment of any Actual Awards accrued under the Plan prior to the date of the termination. The Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part, provided however, that any amendment of the Plan shall be subject to the approval of the Company’s stockholders to the extent required to comply with the requirements of Code Section 162(m), or any other applicable laws, regulations or rules.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors Nominees 01 David Liu	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5:

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	1 year	2 years	3 years	Abstain
6. Advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000108209_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report (including Form10-K) is/are available at www.proxyvote.com .

THE KNOT, INC.
Annual Meeting of Stockholders
June 15, 2011 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David Liu and John Mueller, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of THE KNOT, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on 6/15/2011, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000108209_2 R1.0.0.11699